AMENDED AND RESTATED GROUND LEASE


     THIS LEASE, is made as of the _____ day of May, 1996 between Bally's Park Place Inc., a New Jersey corporation having an office at Park Place and The Boardwalk, Atlantic City, New Jersey 08401 ("Landlord") and GNOC, Corp., a New Jersey corporation having an office at Boston Avenue and Pacific Avenue, Atlantic City, New Jersey 08401 ("Tenant").

                       W I T N E S S E T H:

     A. Landlord and Tenant entered into that certain Lease Agreement dated March 8, 1993 ("1993 Lease Agreement") with respect to the "Demised Premises" (hereinafter defined), which Lease Agreement was not recorded.

     B. Landlord and Tenant desire to amend and restate the 1993 Lease Agreement as set forth herein.

     NOW, THEREFORE, intending to be legally bound, Landlord and Tenant hereby amend and restate the 1993 Lease Agreement as set forth herein.


                            ARTICLE I
                 Demised Premises - Term of Lease

     Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the following described premises (hereinafter called the "Demised Premises");

     All that certain plot, piece or parcel of land, lying and being in Atlantic City, County of Atlantic and State of New Jersey, more particularly bounded and described on Exhibit "A" attached hereto and made a part hereof.

     TOGETHER with the buildings and improvements erected or to be erected thereon.

     TOGETHER with all the right, title and interest, if any, of Landlord in and to:

     1. Any strips and gores of land adjoining the Demised Premises on any side thereof;

     2. Any land lying in the bed of any street or avenue abutting the Demised Premises, to the center line thereof;

     3. Any easements or other rights in adjoining property enuring to Landlord by reason of ownership of the Demised Premises; and

     4. All fixtures and articles of personal property and any replacements thereof, attached to or used in connection with the use, occupation and operation of the Demised Premises and all alterations, additions and improvements hereafter made to the Demised Premises title to which may vest in Landlord;

     5. Any public park or the like adjoining said tract, piece or parcel of land; and

     6.     Rights, if any, in the Atlantic Ocean, beach and Boardwalk.

     TO HAVE AND TO HOLD for a term that shall begin on the date hereof (the "Commencement Date") and shall end on December 31, 1996; provided, however, that the term hereof shall automatically be renewed from year to year thereafter for successive terms of one calendar year each, subject to termination as hereinafter provided, and further subject to Article 17 hereof; provided, however, that if and to the extent that the term of this Lease and/or any renewals thereof and/or any of the covenants or other provisions of this Lease would otherwise be unlawful or void for violation of (a) the rule against perpetuities, (b) the rule restricting restraints on alienation, or
(c) any other applicable statute or common law rule analogous thereto or otherwise imposing limitations upon the time for which such term, renewal terms, covenants or other provisions may be valid, then the term or provision in question shall continue and endure only until the expiration of a period of twenty-one (21) years after the death of the last to survive of the class of persons consisting of all of the lawful descendants of Al Gore, Vice President of the United States, living at the date of this Lease. Until the occurrence, if ever, of the Long Term Renewal of this Lease, Landlord and Tenant shall each have the right to terminate the automatic renewal of the then-current term for the next calendar year by delivering written notice of such termination ("Lease Termination Notice") to the other party not later than June 30 of the then-current term, whereupon the term of this Lease shall expire on December 31 of the then-current term.

     SUBJECT, however, to the following:

     (a) The state of facts as set forth on that certain survey ("Survey") of the Demised Premises and certain real property presently owned by Tenant adjoining the Demised Premises, dated April 29, 1996, prepared by Arthur W. Ponzio Co. & Associates, Inc. and identified as Project Nos. 20068-3 and 20068-4.

     (b) The exceptions set forth on Exhibit "B" attached hereto and made a part hereof;

     (c)     Party walls, if any; and

     (d) Present and future zoning laws, ordinances, resolutions and regulations of Atlantic City and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now or hereafter having or acquiring jurisdiction of the Demised Premises and the use and improvement thereof;

     This Lease is granted and accepted upon the foregoing and upon the following covenants and conditions, and subject to the following restrictions, to all and every one of which the parties consent; and each of the parties hereby expressly covenants and agrees to keep, perform and observe all the terms, covenants and conditions herein contained on its part to be kept, performed and observed:



                            ARTICLE 2
                               Rent

     Section 2.01. Subject to the operation of Section 2.02 and Article 17 hereof, Tenant shall pay to Landlord, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in the manner and at the address specified in Section 2.03 hereof, during the term, a net rent, over and above the other payments to be made by Tenant as hereinafter provided, as follows:

     (a) Commencing with the Commencement Date and continuing until December 31, 1996, the sum of Twenty Thousand Five Hundred Dollars ($20,500.00) per calendar month, prorated for any partial month; and

     (b) Commencing January 1, 1997 and continuing for each renewal year thereafter until the expiration of the term of this Lease, the sum of Two Hundred Forty-six Thousand Dollars ($246,000.00) per year, payable in equal monthly installments of Twenty Thousand Five Hundred Dollars ($20,500.00) each.

     Section 2.02.

     (a) Subject to the operation of Article 17 hereof, Landlord reserves the right at any time and from time to time to adjust (increase or decrease) the rent payable under this Lease, effective as of the first
     (1st) day of the applicable calendar month, by delivering written notice thereof ("Rent Adjustment Notice") to Tenant and to any First Leasehold Mortgagee (as defined in Article 17 hereof) not less than one calendar month prior to the date upon which such rental adjustment is to take effect ("Rent Adjustment Date"); provided, however, that Landlord shall not have the right to increase the rent to an amount that exceeds the fair market rent for the Demised Premises at the time such increase is to take effect.

     (b) If Tenant or any First Leasehold Mortgagee reasonably disputes whether the amount of rent specified in a Rent Adjustment Notice exceeds the fair market rent for the Demised Premises, then Tenant or such First Leasehold Mortgagee, as the case may be, shall give written notice of such dispute ("Objection Notice") to Landlord within fifteen (15) days after such party's receipt of the Rent Adjustment Notice. Upon Landlord's receipt of the Objection Notice, Landlord, Tenant and the First Leasehold Mortgagee, if any, shall attempt in good faith to agree upon the fair market rent for the Demised Premises. If the foregoing parties fail to agree upon the fair market rent within thirty (30) days after Landlord's receipt of the Objection Notice, then the fair market rent for the Demised Premises shall be determined in accordance with the arbitration process set forth in Section 17.07(b) hereof and the parties shall be bound by such determination.


     (c) In the event that an adjustment to rent is in dispute pursuant to Subsection 2.02(b) hereof and such dispute is not resolved prior to the Rent Adjustment Date, then the monthly rent payable by Tenant shall be the amount of the rental payable in the calendar month immediately preceding such Rent Adjustment Date; provided, however, that when the dispute is resolved and the appropriate adjustment to rent is finally determined, then the Landlord and the Tenant shall be charged or credited, as the case may be, with the actual rental, as so determined, commencing with the Rent Adjustment Date.

     (d) As used in this Lease, the phrase "fair market rent for the Demised Premises" (and variations of such phrase) shall have the meaning set forth in Section 17.09 hereof.

     Section 2.03. The net rent described in Section 2.01 hereof, as the same may be adjusted pursuant to Section 2.02 hereof, is hereinafter called the "Base Annual Rent." The Base Annual Rent shall be payable in advance on the first day of each calendar month of the Term, commencing on the Commencement Date. If the Commencement Date is any day other than the first (1st) day of a calendar month, then Tenant shall pay Landlord on the Commencement Date the proportionate amount of rent due for the balance of the first month of the Term. All rental payments shall be payable at the office of Landlord first above set forth or at such other place of which Landlord shall have given Tenant at least thirty (30) days prior written notice.

     Section 2.04. It is the purpose and intent of Landlord and Tenant that this Lease be a net lease and that the net rent shall, except as herein otherwise provided, be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the net rent specified in Section 2.01 hereof in each month and each year during the term of this Lease and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, except as herein otherwise provided, that may arise or become due during or out of the term of this Lease shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same; provided, however, that nothing herein contained shall be construed to require Tenant to pay the principal of, or interest on, any indebtedness secured by any fee mortgage. Landlord shall pay the principal and interest of any such fee mortgage.

     Section 2.05. The net rent shall be paid to Landlord without notice or demand and without abatement, deduction or set-off, except as herein otherwise provided.

     Section 2.06. Except as herein otherwise provided Tenant shall also pay without notice, except as may be required in this Lease, and without abatement, deduction or set-off, as additional rent, all sums, Impositions (as defined in Article 3 hereof), costs, expenses and other payments that Tenant, in any of the provisions of this Lease, assumes or agrees to pay and, in the event of any non-payment thereof, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the net rent.


                            ARTICLE 3
               Payment of Taxes, Assessments, Etc.

     Section 3.01. Tenant shall pay or cause to be paid (except as provided in Section 3.02 hereof), before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Demised Premises, or any part thereof or any appurtenance thereto (all such taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges being hereinafter referred to as "Impositions", and any of the same being hereinafter referred to as an "Imposition"); provided, however, that:

     (a) If, by law, any Imposition may at the option of the taxpayer be paid in installments, then Tenant may pay the same in equal installments over a period of not more than ten (10) years. Tenant shall pay only such installments as shall become due during the term of this Lease; and

     (b) All Impositions for the fiscal or tax years in which the term of this Lease shall begin and end shall be apportioned so that Tenant shall pay only those portions thereof which correspond with the portion of said years as are within the terms hereby demised.

     Section 3.02. Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord, or corporation excess profits or franchise taxes imposed upon any corporate owner of the fee of the Demised Premises, or any income, profits, or revenue tax, assessment or charge imposed upon rent as such, payable by Tenant under this Lease; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof (but only to the extent that such substitution shall relieve Tenant in whole or in part from the payment of any Imposition enumerated in Section 3.01 hereof), to the extent that such Impositions would be payable if the Demised Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. In addition to the foregoing, Tenant shall also pay the following (or shall reimburse Landlord immediately upon demand for the cost of the following, as the case may be): (a) any new tax of a nature not presently in effect, but which may be hereafter levied, assessed or imposed upon Landlord or the Demised Premises, to the extent such tax shall be based on or arise out of the ownership, use or operation of the Demised Premises; (b) any Tax, excise, levy, imposition and/or assessment levied, assessed or imposed upon Tenant by any governmental taxing authority, acting under any present or future law, ordinance or regulation, for the rental payable by Tenant to Landlord pursuant to this Lease, either by way of substitution for or in addition to any existing tax on land, buildings or otherwise; and (c) any New Jersey state tax levied upon the rent paid by Tenant to Landlord.

     Section 3.03. Tenant, upon request of Landlord, shall furnish to Landlord or, if requested by Landlord, to any fee mortgagee, within thirty (30) days after the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence satisfactory to Landlord or such mortgagee, evidencing the payment thereof.

     Section 3.04. Tenant shall be have the right to seek a reduction in the valuation of the Demised Premises for tax purposes and to contest in good faith by appropriate proceedings, at Tenant's expense, the amount or validity in whole or in part of any Imposition; and may defer payment thereof.

     Section 3.05. Landlord shall have a right to seek a reduction in the valuation of the Demised Premises assessed for tax purposes and to prosecute any action or proceeding theretofore commenced by Tenant, if such assessed valuation or valuations shall in whole or in part relate and pertain to any period of time subsequent to the expiration or termination of this Lease. To the extent to which any tax refund payable as a result of any proceeding in the nature of certiorari that Landlord or Tenant may institute, or payable by reason of compromise or settlement of any such proceeding, may be based upon a payment made by anyone other than Landlord and shall not relate to a period as to which apportionment thereof has been made with Landlord, Tenant shall be authorized to collect the same, subject, however, to Tenant's obligation to reimburse Landlord forthwith for any expense incurred by Landlord in connection therewith.

     Section 3.06. Landlord shall not be required to join in any proceedings referred to in Section 3.04 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Demised Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall indemnify and save harmless Landlord from any such costs and expenses. Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed in full by Tenant.

     Section 3.07. The certificate, advice, receipt or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition, of non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid or has been paid, as the case may be, at the time of the making or issuance of such certificate, advice, receipt or bill.

     Section 3.08. Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons or entities other than Landlord. In case any person or entity to whom any sum is directly payable by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from Tenant, Tenant shall thereupon give written notice of such fact to Landlord and shall pay such sum directly to Landlord at the address specified in, or pursuant to, Section 22.01 hereof, and Landlord shall thereupon pay such sum to such person or entity.


                            ARTICLE 4
                            Surrender

     Section 4.01. Except as is herein otherwise provided, Tenant shall on the last day of the term or upon any earlier termination of this Lease, well and truly surrender and deliver up the Demised Premises to the possession and use of Landlord without fraud or delay and in good order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement, restoration or renewal made by Tenant, pursuant to its obligations hereunder, free and clear of all lettings and occupancies other than subleases then terminable at the option of the sublandlord thereof or subleases to which Landlord shall have specifically consented, and free and clear of all liens and encumbrances other than those, if any, presently existing, or created or suffered by Landlord, without any payment or allowance whatever by Landlord on account of any improvements which may be on the Demised Premises.

     Section 4.02. Where furnished by or at the expense of Tenant or any subtenant, furniture, trade fixtures, business equipment, gaming and casino equipment, slot machines and Tenant's personal property may be removed by Tenant at or prior to the termination of this Lease or by such subtenant, as the case may be, at or prior to the termination of its sublease, provided, however, that the removal thereof will not injure the Demised Premises or necessitate changes in or repairs to the same. Tenant shall pay or cause to be paid to Landlord the cost of repairing any damage arising from such removal and restoration of the Demised Premises to their condition prior to such removal.

     Section 4.03. Any personal property of Tenant or any subtenant which shall remain in the Demised Premises after the termination of this Lease and the removal of Tenant or such subtenant from the Demised Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit or, if Landlord shall give written notice to Tenant to such effect, such property shall be removed by Tenant at Tenant's sole cost and expense.

     Section 4.04. If this Lease shall terminate pursuant to Article 15 or 16 hereof, then, notwithstanding Sections 4.02 and 4.03 hereof, Tenant or any subtenant shall have a reasonable time thereafter to remove any property which it shall be entitled to remove pursuant to Section 4.02 hereof.

     Section 4.05. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant.

     Section 4.06. The provisions of this Article shall survive any termination of this Lease.


                            ARTICLE 5
                            Insurance

     Section 5.01. Tenant, at its sole cost and expense, shall keep the improvements on the Demised Premises insured, during the term of this Lease, against loss or damage by fire, with such extended coverage as shall from time to time be customary for premises similarly situated in Atlantic City, New Jersey, with replacement cost endorsement, in amounts sufficient to prevent Landlord or Tenant from being or becoming a co-insurer within the terms of the policy or policies in question and in no event less than ninety percent (90%) of the replacement value of the improvements on the Demised Premises exclusive of the cost of foundations, excavations, and footings below the lowest basement floor, without any deduction being made for depreciation. Such replacement value shall be determined from time to time, but not more frequently than once in any period of thirty-six (36) consecutive calendar months, at the request of Landlord, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant. No omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation hereunder.

     Section 5.02.  Tenant, at its sole cost and expense, shall maintain:

     (a) for the mutual benefit of Landlord and Tenant, general public liability insurance against claims for bodily injury, death or property damage, occurring upon, in or about the Demised Premises, or the elevators or any escalators, and on, in or about the adjoining sidewalks and passageways (including, without limitation, personal injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof) for at least $5,000,000 for any one accident and $1,000,000 for injury to any one individual and $500,000 for damage to property and in such greater or lesser limits as may be determined pursuant to Section 5.09 hereof;

     (b) boiler and pressure vessel insurance, including pressure pipes, if there be any such vessel or pipes in the Demised Premises, in an amount not less than $250,000;

     (c) insurance upon the improvements on the Demised Premises against loss or damage due to war or nuclear action, as and when such insurance shall be customary for premises similarly situated in Atlantic City, New Jersey in an amount not less than the full insurable value thereof or the maximum amount of such insurance obtainable;

     (d) rental value insurance against loss of rental or other related income derived by Tenant from any subleasing of the Demised Premises due to the risks referred to in Section 5.01 hereof (including those embraced by "extended coverage") in an amount sufficient to prevent Tenant from becoming a co-insurer within the terms of the policy or policies in questions, but in no event in an amount or amounts more than the aggregate amount of the net rent and the real estate taxes hereunder for a period of one year; and Tenant hereby assigns to Landlord or to a trustee under Section 5.08 hereof if there be one, the proceeds of such insurance so that in the event the improvements on the Demised Premises shall be destroyed or seriously damaged such proceeds shall be held as security for the payment of such net rent and real estate taxes hereunder until the restoration of such improvements and, as Tenant shall make payment of such net rent and real estate taxes, Landlord or the trustee, as the case may be, shall, if Tenant shall not then be in default, pay out to Tenant from said amount, the sums which shall have been so paid by Tenant. Tenant may, at its election, carry such insurance as a coverage contained in a business interruption insurance policy; and

     (e) such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in Atlantic City, New Jersey, due regard being given to the height and type of building, its construction, use and occupancy.

     Section 5.03.

     (a) All insurance provided for in this Article shall be effected under valid and enforceable policies, issued by insurers of recognized responsibility. Upon the execution of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or, in the case of general public liability insurance, certificates of the insurers) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord, except that, whenever this Lease or any renewal thereof shall be mortgaged, such policies of insurance may be lodged with a First Leasehold Mortgagee (as defined in Article 17 hereof) until the debt secured by the First Leasehold Mortgage (as defined in Article 17 hereof) shall be paid or the term of this Lease and any renewals thereof shall sooner end, and certificates of such policies shall meanwhile be delivered to Landlord.

     (b) Nothing in this Article 5 shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Demised Premises, provided, however, that any such policy or policies of blanket insurance shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Demised Premises, which amounts shall not be less than the amounts required by Sections 5.01 and 5.02 hereof, and such amounts so specified shall be sufficient to prevent any one of the assured from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Demised Premises, otherwise comply as to endorsements and coverage with the provisions of this Article.

     (c) The insurance policies required under this Lease to be furnished by Tenant to Landlord may, at the election of Tenant, be furnished and/or paid for by any subtenant or other person having an insurable interest in the Demised Premises, and Landlord shall accept such policies as though they had been supplied and paid for by Tenant, provided that such policies shall comply otherwise with the requirements of this Lease.

     Section 5.04. Except with respect to the insurance required by subdivision (a) of Section 5.02 hereof, neither Landlord nor Tenant shall take out separate insurance concurrent in form or contributing in the event of loss with that insurance required in this Article to be furnished by, or which may reasonably be required to be furnished by, Tenant unless Landlord and Tenant are included therein as the insured, with loss payable as provided in this Lease. Each party shall immediately notify the other of the placing of any such separate insurance and shall cause the same to be delivered as in
Section 5.03 hereof required.

     Section 5.05.

     (a) All policies of insurance provided for in Sections 5.01 and 5.02 hereof shall name Landlord and Tenant as the insured as their respective interests may appear, and, except as to paragraphs (a) and (d) of
     Section 5.02 hereof, shall also name any fee and any leasehold mortgagee, as the interest of any such mortgagee may appear, by standard mortgagee clause. In case of damage to the buildings now on the Demised Premises in an amount less than Twenty-five Thousand Dollars ($25,000) the loss shall be adjusted by and the proceeds of such insurance paid to Tenant. Any greater loss shall be adjusted and paid in the same manner as is hereinafter provided in the case of a loss in excess of One Hundred Thousand Dollars ($100,000) with respect to a new building on the Demised Premises. During the construction of and after the completion of a building on the Demised Premises, as referred to in
     Article 9 hereof, the loss, if any, under such policies shall be adjusted as follows: In case of any particular casualty resulting in damage or destruction not exceeding $100,000 in the aggregate, the loss under such policies shall be adjusted by Tenant and the insurance companies and shall be payable to Tenant. In case of such damage or destruction in excess of $100,000, the loss shall be adjusted with the insurance companies by Landlord and Tenant and any fee and any leasehold mortgagee, and the proceeds of any such insurance, as so adjusted, shall be payable to the trustee acting hereunder pursuant to provisions of
     Section 5.08 hereof or as provided in Section 23.02.

     (b) All such policies shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove provided. Each such policy shall, to the extent obtainable from insurance companies licensed to do business in New Jersey, contain a provision that no act or omission of Tenant or any subtenant shall affect or limit the obligation of the insurance company so to pay the amount of any loss sustained.

     Section 5.06. Each such policy or certificate therefor issued by the insurer shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Landlord and to any mortgagee named therein.

     Section 5.07. Upon the expiration of this Lease, the unearned premiums upon any such transferable insurance policies shall be apportioned if Tenant shall not then be in default in the performance of any of Tenant's agreements, terms, covenants and conditions in this Lease provided. At the commencement of the term all transferable policies shall be transferred by Landlord to Tenant who shall pay Landlord the unearned premiums thereon.

     Section 5.08. The following provisions shall apply from and after the time that Tenant shall begin the construction of a new building pursuant to
Article 9 hereof or at such sooner time as there shall be any insured damage to the Demised Premises or a taking as mentioned in Article 16 hereof:

     (a) Except as provided in Section 23.02 of this Lease, a bank or trust company having an office in the State of New Jersey, designated by Tenant, shall act as trustee hereunder and Landlord and Tenant shall enter into an agreement with said bank or trust company appropriately covering assumption of the duties of the trustee hereunder and containing such provisions as may be reasonably required by said bank or trust company, provided that Landlord shall not be required thereby to assume any obligations or liabilities other than as provided in this Lease.

     (b) In the event of the refusal to act or the resignation of said bank or trust company or of any successor or substituted bank or trust company designated to act or acting as trustee hereunder, then, in lieu of such bank or trust company, Tenant shall have the sole right to designate any other bank or trust company having an office in the State of New Jersey to act as trustee.

     (c) Each such designation or substitution of any such bank or trust company to act as trustee hereunder shall be effected by Tenant giving to Landlord, and to the bank or trust company which shall have resigned or to the bank or trust company then acting and for which another bank or trust company is being substituted, written notice of such designation or substitution, as the case may be, and as soon thereafter as may be practicable after the giving of such notice (i) Landlord and Tenant shall enter into an agreement with the bank or trust company so designated or so being substituted appropriately covering the assumption by it of the duties of the trustee hereunder and containing such provisions as may reasonably be required by such bank or trust company, provided that Landlord is not required thereby to assume any obligations or liabilities other than as provided in this Lease, and (ii) the bank or trust company which shall have resigned or for which another bank or trust company shall have been so substituted shall turn over to the new trustee all insurance proceeds remaining on hand with it.

     (d) The fees and charges of every bank or trust company acting as trustee hereunder shall be borne solely by Tenant and shall be paid periodically and in such manner as may be required by such trustee.

     (e) Anything contained in this Section to the contrary notwithstanding, any agreement which, pursuant to the provisions of this Section, Landlord and Tenant shall enter into with any bank or trust company acting as trustee hereunder shall include as a party thereto the holder of any mortgage affecting the fee of the Demised Premises and the holder of any mortgage on this Lease.

     Section 5.09. Either Landlord or Tenant may request a change in the amounts or limits of the insurance to be maintained hereunder pursuant to
Section 5.02 hereof because of inflation or other relevant factors and any dispute with respect thereto shall be resolved by arbitration pursuant to
Article 28 hereof. Landlord may request from Tenant such other insurance as is referred to in Section 5.02(e) hereof, and any dispute with respect thereto shall be resolved by arbitration pursuant to Article 28 hereof. Pending such arbitration, Tenant shall supply Landlord with such further or increased insurance as Landlord shall then demand and shall pay the premiums thereon.
If the determination of such arbitration shall be that Landlord was not entitled to the insurance or increase so requested, then Landlord shall reimburse Tenant for the amount of premiums so paid by Tenant, in which event Tenant shall surrender such policies to Landlord and Landlord shall have the option of continuing such further or increased insurance or canceling the same, in which latter event the unearned premiums shall be property of Landlord.


                            ARTICLE 6
          Landlord's Right to Perform Tenant's Covenants

     Section 6.01. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 3 hereof, or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor as provided for in Article 5 hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after twenty (20) days' notice to Tenant (or without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to):

     (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 3 hereof;

     (b) take out, pay for and maintain any of the insurance policies provided for in Article 5 hereof; or

     (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided.

Landlord may enter upon the Demised Premises for any such purpose, and take all such action thereon, as may be necessary therefor.

     Section 6.02. All sums so paid by Landlord and all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in connection with the performance of any such act pursuant to Section 6.01, together with interest thereon at the rate of twelve percent (12%) per annum from the date of such payment or incurrence by Landlord of such cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.
                            ARTICLE 7
         Repairs and Maintenance of the Demised Premises

     Section 7.01. Throughout the term of this Lease, Tenant, at its sole cost and expense, shall take good care of the Demised Premises, all alleyways and passageways and the sidewalks and curbs adjoining the same and shall keep the same in good order and condition, except for reasonable wear and tear after the last necessary repair, replacement, restoration or renewal made by Tenant pursuant to its obligations hereunder, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. All repairs made by Tenant shall be at least equal in quality and class to the original work. Tenant shall do or cause others to do all necessary shoring of foundations and walls of any structures on the Demised Premises and every other act or thing for the safety and preservation thereof which may be necessary by reason of any excavation or other building operation upon any adjoining property or street, alleyway or passageway.

     Section 7.02. Tenant shall put, keep and maintain all portions of the Demised Premises and the sidewalks, curbs, alleyways and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

     Section 7.03. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the term, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power. Landlord shall in no event be required to make any alterations, rebuildings, replacements, changes, additions, improvements or repairs during the term of this Lease.


                            ARTICLE 8
              Compliance with Laws, Ordinances, Etc.

     Section 8.01. Throughout the term of this Lease, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, and all orders, rules and regulations of the national Board of Fire Underwriters or any other body or bodies exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, that may be applicable to the Demised Premises and the sidewalks, alleyways, passageways and curbs adjoining the same or to the use or manner of use of the Demised Premises or the owners, Tenants or occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall affect the interior or exterior of the Demised Premises, necessitate structural changes or improvements or interfere with the use and enjoyment of the Demised Premises, and whether or not such compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the term of this Lease.

     Section 8.02. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance required to be supplied by Tenant at any time in force with respect to the Demised Premises, whether or not such observance or compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the term of this Lease, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Section by any subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be. In any case, Tenant shall have the right to substitute policies of other insurance companies.

     Section 8.03. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 8.01 hereof, subject to the following:

     (a) If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises or any part thereof and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding; or

     (b) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability or fine, and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

Landlord, without cost to it, shall, subject to the foregoing, execute and deliver any appropriate papers which may be necessary or propter to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

     Section 8.04. If a "Long Term Renewal" (as defined in Article 17 hereof) of this Lease has occurred and if, during any of the last three (3) years of any of the Original Long Term, First Extended Term or Second Extended Term (as the foregoing terms are defined in Article 17 hereof), respectively, as the case may be, in order to comply with the foregoing provisions of this Article, Tenant shall be required to make any addition or alteration to any improvements now existing or hereafter constructed on the Demised Premises, which shall cost more than $1,000,000, Tenant may elect to cancel this Lease by giving notice to Landlord within thirty (30) days after the obligation to make such addition or alteration shall become effective. This Lease shall terminate thirty (30) days after the giving of such notice.


                            ARTICLE 9
                    New Building - Alterations

     Section 9.01. Tenant may, at any time during the term of this Lease or any renewal thereof, construct one or more buildings, parking lots, garages, and/or any other improvements and may demolish any buildings or improvements, or any part thereof, then existing on the Demised Premises, and thereafter may, at Tenant's option, erect new buildings and/or other improvements thereon, subject to the provisions of this Article. Before beginning any such construction, Tenant shall submit to Landlord a copy of the plans and specifications for such new building(s), and any amendments thereto, together with an estimate which shall show in reasonable detail, allocated among the various trades, the approximate net cost of such building(s). Such plans and specifications shall comply with all relevant legal requirements. If Tenant demolishes any buildings or improvements and elects not to replace same, then Tenant shall remove all debris, fill all basements and leave the land upon which such buildings or improvements were situated vacant and leave all remaining buildings complete and usable as architecturally whole buildings, compatible with the use and design of any buildings remaining on the Demised Premises or attached thereto. Landlord's approval of such plans, specifications and amendments thereto shall not be necessary.

     Section 9.02. Before making any structural alterations to, or beginning the demolition of, any buildings or improvements which may at any time be on the Demised Premises, and before beginning the construction of a new building on the Demised Premises, Tenant shall supply Landlord with such endorsements to the existing insurance policies as shall be necessary to cover the contemplated work.

     Section 9.03. Any buildings and improvements erected by Tenant shall be constructed and completed in compliance with all requirements of the law and with all ordinances, regulations and/or orders of any State or other public authority relating thereto. On completion of any building, or of any other improvement requiring the same, Tenant will procure a final Certificate of Occupancy and deliver to Landlord the original or a copy thereof.

     Section 9.04. If Tenant shall erect any buildings and/or improvements on the Demised Premises, Tenant may demolish and replace the same provided that in so doing Tenant shall comply with all of the provisions of this Article relating to demolition and construction on the Demised Premises.

     Section 9.05. Any and all buildings, structures, alterations, additions and improvements upon the Demised Premises at the expiration or sooner termination of this Lease shall then become property of Landlord and shall be surrendered at that time in accordance with the provisions of Section 4.01 hereof.


                            ARTICLE 10
                        Discharge of Liens

     Section 10.01. Tenant shall not create or permit to be created or to remain, and shall discharge, any construction, mechanic's, laborer's or material-man's lien or any conditional sale, title retention agreement or chattel mortgage, which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises or any part thereof.

     Section 10.02. If any construction, mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, after twenty (20) days' notice to Tenant, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of twelve percent (12%) per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     Section 10.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof.


                            ARTICLE 11
                             No Waste

     Section 11.01. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises or any part thereof, but this shall not be deemed to prevent demolition or alterations pursuant to other provisions of this Lease.


                            ARTICLE 12
                         Use of Property

     Section 12.01.

     (a) Tenant shall not use or allow the Demised Premises to be used for any unlawful purpose or in violation of any Certificate of Occupancy covering or affecting the use of the Demised Premises or any part thereof or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

     (b) If a new building or buildings are constructed pursuant to the provisions of Article 9 or of Section 15.04 hereof, the same shall be used only for purposes which shall be legal.

     (c) Any dispute with respect to the applicability or interpretation of any provision of this Section, or as to compliance or non-compliance by Tenant with the provisions of this Section, shall be determined by arbitration under the provisions of Article 28 hereof.

     Section 12.02. Tenant shall not suffer or permit the Demised Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession or prescription by the public, as such, or of implied dedication, of the Demised Premises or any portion thereof. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Demised Premises by the public, as such.


                            ARTICLE 13
              Entry on Demised Premises by Landlord

     Section 13.01. Tenant shall permit Landlord and its authorized representatives to enter the Demised Premises at all reasonable times (a) for the purpose of inspecting the same, and (b) subject to the notice provisions of Section 19.01(b) of this Lease, for the purpose of making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same with due diligence. Nothing herein shall imply any duty upon the part of Landlord to do any such work; and performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

     Section 13.02. During the progress of any work in the Demised Premises performed by Landlord pursuant to the provisions of Section 13.01 hereof, Landlord may keep and store therein all necessary materials, tools, supplies and equipment. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby.

     Section 13.03. Landlord shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers of the Demised Premises, and, at any time within two years prior to the expiration of the term of this Lease for the purpose of showing the same to prospective tenants. If any part of the Demised Premises shall be used for "classified work" within the meaning of governmental regulations, only persons permitted to do so under such regulations may enter the Demised Premises.


                            ARTICLE 14
                         Indemnification

     Section 14.01. Tenant shall hold Landlord harmless from any and all damage to the adjoining or neighboring property by reason of the erection, installation, construction or maintenance of improvements, and Tenant further covenants and agrees to take all reasonable steps and measures to protect all adjoining or neighboring land and improvements, including any adjoining or neighboring real property owned and occupied by Landlord from any and all damage by reason of the construction of the improvements or the installation of the improvements upon the Demised Premises or by reason of any activity upon the Demised Premises.

     Section 14.02. Tenant shall indemnify the Landlord and assume all liability for damage to property or injury to or death of any person or persons caused by or in connection with or arising out of Tenant's or its subtenants' negligence in their respective activities, use or occupancy of the Demised Premises or any act or omission of Tenant, its subtenants, agents, servants or employees upon the Demised Premises.

     Section 14.03. Should Landlord be made a party to any litigation of any nature whatever arising out of or in connection with Tenant's occupancy of the Demised Premises or its activities thereon or from any of the causes mentioned in Section 14.01 or 14.02, Tenant covenants and agrees to defend said litigation on behalf of Landlord upon the demand of Landlord and to pay all costs, including attorneys' fees, in connection therewith and to satisfy in full the amount of any judgment rendered against Landlord in any such litigation. Nothing herein shall require Tenant to defend or indemnify Landlord with respect to Landlord's own acts or omissions.

     Section 14.04. To the extent not otherwise covered by insurance, each party to this Lease shall indemnify the other and hold the other harmless from any liability, excluding attorneys' fees, costs and expenses, which may arise out of the performance of their respective obligations and services under this Lease. This indemnification shall be limited only to any award of damages against either party arising from the sole negligence of, or the breach of this Lease by, the other party hereto. Each party shall provide its own legal representation, however, at its own cost and expense, during any litigation or legal proceedings brought in connection with such claim, which shall not be reimbursable by the other party pursuant to this provision.

                            ARTICLE 15
                      Damage or Destruction

     Section 15.01. In case of damage to or destruction of any buildings or improvements now existing or hereafter constructed on the Demised Premises, Tenant shall have the right, at its option, to repair, restore or replace the same, or to demolish the same and leave the land vacant. All proceeds of any insurance payable by reason of such damage or destruction shall be paid to Tenant in the manner provided in Section 15.03 hereof. Any construction of a new building in replacement of a damaged or destroyed building, and any demolition of any damaged or destroyed building, shall be subject to the provisions of Article 9 hereof.

     Section 15.02. In case of damage to or destruction of any buildings or improvements on the Demised Premises or any part thereof by fire or otherwise, Tenant shall promptly give written notice thereof to Landlord, and shall advise Landlord whether Tenant elects to demolish the buildings and improvements on the Demised Premises and leave the land vacant. If Tenant does not elect to demolish the buildings and improvements, then Tenant shall, at Tenant's sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for such purpose, restore, repair, replace, rebuild and/or alter the same, with such changes or alterations as may be made at Tenant's election, all in conformity with and subject to the conditions of
Article 9 of this Lease. Such restorations, repairs, replacements, rebuilding and/or alterations shall be commenced within ninety (90) days from the date of occurrence of such damage or destruction, which time shall be extended by a time commensurate with any delays due to adjustment of insurance, preparation of plans and specifications, and applications for zoning variances and rezoning, and shall thereafter be prosecuted with reasonable diligence, unavoidable delays excepted.

     Section 15.03.

     (a) All insurance money paid on account of such damage or destruction to the trustee acting hereunder pursuant to the provisions of Section 5.08 hereof, less the reasonable cost, if any, incurred in connection with adjustment of the loss and the collection thereof, shall be applied by such trustee to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"), and shall be paid out to, or at the direction of, Tenant from time to time as such restoration progresses, in installments equal to ninety percent (90%) of the work completed and materials furnished, and shall be received by Tenant for the purposes of paying the cost of such restoration upon the written request of Tenant which shall be accompanied by the following:

           (1) a verified certificate signed by Tenant, or an executive officer of Tenant, or a certificate signed by the architect or engineer in charge of such construction, dated not more than thirty (30) days prior to such request, setting forth the following:

          (i) that the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

          (ii) that except for the amount, if any, stated (pursuant to the foregoing subclause (a)(1)) in such certificate to be due for services or materials, there is no outstanding indebtedness shown on Tenant's books or known to the persons signing such certificate, after due inquiry, which is due on the date of such certificate for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon such restoration or upon the Demised Premises or any part thereof; and

          (iii) that the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the aggregate of the insurance money remaining in the hands of such trustee, after payment of the sum requested in such certificate and the amount of the bond deposited pursuant to
          Section 15.02 hereof.

           (2) an official search of the public records or a search of a title insurance company doing business in State of New Jersey showing that there has not been filed with respect to the Demised Premises or any part thereof any construction, vendor's, mechanic's, laborer's, materialman's or like lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

     Any balance of such funds shall be paid to Tenant upon completion of such restoration in accordance with the requirements of this Article.
     In the event that any such restoration involves expenditures in excess of $100,000, the certificate required by subclause (a)(1) of this Section shall be a certificate signed by the architect or engineer in charge of the restoration, who shall be selected by Tenant and approved in writing by Landlord, which approval Landlord shall not unreasonably withhold. Upon compliance with the foregoing provisions of this Section, such trustee shall, out of such insurance money, pay or cause to be paid to Tenant or the persons named (pursuant to subclause (a)(1)(i) of this Section) in such certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be.

     (b) If the net insurance money as aforesaid at the time held by such trustee shall be insufficient to pay the entire cost of such restoration, Tenant shall pay the deficiency.

     (c) Upon receipt by such trustee of satisfactory evidence, of the character required by subclauses (a)(1) and (a)(2) of this Section, that the restoration has been completed and paid for in full and that there are no liens of the character referred to therein, any balance of the insurance money at the time held by such trustee shall be paid to Tenant.

     (d) If Tenant elects not to restore the Demised Premises as permitted by Section 15.01, then the insurance proceeds payable in respect of such damage or destruction shall be distributed as follows:

          (1) First, to the holder(s) of any leasehold mortgage(s) to the extent of the then unpaid balances, with accrued interest.

          (2)     Next, to the cost of demolition.

          (3) The remaining balance, if any, shall be distributed to Tenant.

     Section 15.04. No destruction of or damage to the improvements on the Demised Premises or any part thereof by fire or any other casualty shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full net rent and additional rent and other charges payable under this Lease or from any of its other obligations under this Lease (except that the proceeds of rent insurance shall be held and applied as provided in Section 5.02(d) hereof), and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

     Section 15.05. Anything herein to the contrary notwithstanding, if a Long Term Renewal of this Lease has occurred and if, during any of the last three (3) years of any of the Original Long Term, First Extended Term or Second Extended Term, respectively, as the case may be, the buildings and improvements on the Demised Premises shall be so damaged by fire or otherwise that the cost of replacement or restoration thereof shall exceed 50% of the then replacement value of the improvements so damaged (any dispute with respect the extent of such damage to be arbitrated pursuant to Article 28 hereof), then:

     (a) Unless Tenant then elects to extend the term of this Lease pursuant to Sections 17.05 or 17.06, as applicable, Landlord may elect to cancel this Lease on at least thirty (30) days' notice, given within sixty (60) days after such damage, and this Lease and any and all renewal rights thereunder shall come to an end on the date in such notice specified.

     (b) Tenant may elect to cancel this Lease on at least thirty (30) days' notice, given within sixty (60) days after such damage, and this Lease shall come to an end on the date specified in such notice; provided, however, that prior to the specified date for cancellation of this Lease, Tenant shall demolish all damaged buildings and improvements on the Demised Premises in accordance with the provisions of Article 9 hereof, except and to the extent that Landlord requests in writing that Tenant not demolish such damaged buildings and improvements.

     (C) In the event of any such cancellation, Tenant shall not be obligated to perform any restoration, this Lease and the term hereof and any renewal rights shall terminate as of the effective date of such cancellation as specified in the notice, all such insurance proceeds shall be distributed in accordance with the terms of Section 15.03(d) hereof. No such cancellation or termination shall release Tenant from any obligation hereunder for rent, taxes and insurance premiums accrued or payable for or during any period prior to the effective date of such cancellation, and any prepaid rent, taxes and insurance premiums beyond the effective date of such cancellation shall be adjusted. In case of any arbitration of a dispute under this Section as to whether any cost of replacement shall exceed fifty percent (50%) of the then replacement value of the improvements so damaged, the time to give any notice under this Section shall be extended to a date which shall be thirty (30) days after the determination of such arbitration.


                            ARTICLE 16
                           Condemnation

     Section 16.01. In the event that the Demised Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right (any such matters being hereinafter referred to as a "taking"), Landlord, Tenant and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay its own expenses therein.

     Section 16.02. If at any time during the term of this Lease there shall be a taking of the whole or substantially all of the Demised Premises, this Lease shall terminate and expire on the date of such taking and the rent and additional rent hereunder shall be apportioned and paid to the date of such taking. For the purposes of this Article, "substantially all of the Demised Premises" shall be deemed to have been taken if the part of the Demised Premises not taken shall be insufficient for the economic and feasible operation thereof by Tenant.
16.
     Section 16.03. If this Lease shall have terminated as a result of such taking:

     (a) If at the time of such taking Tenant shall have erected or be engaged in the erection of a building, Tenant shall be entitled to the building award as the term "building award" is hereinafter defined. The building award shall be deemed to be that part of the award which shall be specifically attributable by the condemnation court (or condemnation commissioner or other body authorized to make the award) to any building or buildings on the Demised Premises or, if not so attributed by the court, as shall be determined by agreement between the parties or by arbitration pursuant to Article 28 hereof, to be attributable to such building or buildings.

     (b) Landlord shall be entitled to the award for the land and for consequential damages to and diminution of the assemblage or plottage value of the land not so taken.

     Section 16.04. If this Lease shall continue after any such taking, then this Lease shall remain unaffected, except as follows:

     (a) The rent shall be reduced by an amount which bears the same proportion to the net annual rent immediately prior to the partial taking as the rental value of the part of the Demised Premises (excluding the rental value of any buildings thereon) so taken shall bear to the rental value of the whole Demised Premises (excluding the rental value of any buildings thereon) immediately prior to such taking. If the parties are unable to agree on the amount of such new rent or the factual basis thereof, the same shall be resolved by arbitration pursuant to Article 28 hereof. Any award or awards paid with respect to the building shall be distributed as follows:

          (1) First to the holder(s) of any leasehold mortgage(s) to the extent of the then unpaid balances, with accrued interest;

          (2)     Next, to the cost of demolition; and

          (3) The remaining balance, if any, shall be distributed to Tenant.

     (b)     (1)     Tenant may demolish any buildings on the Demised
     Premises and leave the land vacant.

          (2) If Tenant does not demolish all the buildings on the Demised Premises then Tenant shall, promptly after such taking and at its expense restore such building or buildings to a complete architectural unit, in which event Tenant shall be entitled to reimbursement for the costs thereof from the building award, as defined in subdivision (a) of Section 16.03 hereof.

     (c) Landlord shall be entitled to the award for the land taken and for consequential damages to and diminution of the assemblage or plottage value of the land not so taken.

     (d) Subject to Section 16.04(b), if at the time of such taking Tenant shall have erected or be engaged in the erection of a building, the entire building award, as defined in subdivision (a) of
     Section 16.03 hereof, shall be the property of Tenant. In addition, Tenant shall be entitled to any award for consequential damages to any buildings or parts thereof that are not taken.

     (e) The building award, or that part thereof which shall be Tenant's, shall be paid to Tenant promptly; provided, however, that so much thereof as shall be necessary to pay the cost of demolition required by subdivision (b)(1) hereof (which sum is hereinafter sometimes referred to as the "cost of demolition") shall be paid to Tenant after completion of such demolition, and so much thereof as shall be necessary to pay the cost of restoration required by subdivision
     (b)(2) hereof (which sum is hereinafter sometimes referred to as the "cost of restoration") shall be paid to Tenant after completion of such restoration. If Tenant shall so elect, the monies payable to Tenant under subdivision (b)(1) or (b)(2) hereof shall be paid in progress payments as the work progresses in the same manner as provided in
     Section 15.03 hereof with respect to the application of insurance proceeds, but if Tenant shall deliver to Landlord a surety company bond which shall be conditioned on restoration (if subdivision (b)(2) is involved) or on completion of demolition (if subdivision (b)(1) is involved), Tenant shall thereupon be entitled to the monies payable to Tenant under subdivision (b)(1) or (b)(2) hereof, as the case may be, subject to the rights of the holder of any leasehold mortgage. If Tenant shall proceed under subdivision (b)(2) hereof and the building award shall be insufficient to defray the cost of restoration, then Tenant shall pay such deficiency.

     Section 16.05. In the event of any taking mentioned in this Article 16, Tenant shall not be entitled to any payment based upon the value of the unexpired term of this Lease or any renewal thereof, or consequential damages to the land not so taken, or the diminution of the assemblage or plottage value of the land not so taken.

     Section 16.06. In the event of the taking of an easement or any other taking which shall be of an interest or estate in the land less than a fee simple (other than a taking for temporary use mentioned in Section 16.07 hereof), as a result of which the Demised Premises shall be insufficient for the economic and feasible operation thereof by Tenant, this Lease shall terminate and expire with the same force and effect as in the case of a taking pursuant to Section 16.02 hereof. Otherwise, such taking shall be deemed a taking insufficient to terminate this Lease, and the division of the award shall be governed by Section 16.04 in so far as that Section shall be applicable; provided, however, that if there shall be any payment or award predicated on a change in the grade of a street or avenue on which the Demised Premises abuts, Tenant shall be entitled, after making such change or restoration as may be necessary and appropriate by reason of such change of grade, to reimbursement for the expense thereof to the extent of the net amount of any payment or award, after deduction of costs of collection, including attorneys' fees, which may be awarded for such change of grade. Any part of any award for change of grade which shall remain unexpended after such restoration shall be the property of Landlord. If any award shall include change of grade and any other item or element of damage, that part thereof shall be applied in accordance with this Section 16.06 which shall be specifically attributed to change of grade by the condemnation court (or condemnation commissioner or other body authorized to make the award) or, if not so attributed, shall be determined by agreement between the parties or by arbitration pursuant to Article 28 hereof.

     Section 16.07. In the event of a taking of all or a part of the Demised Premises for temporary use, this Lease shall continue without change, as between Landlord and Tenant, and Tenant shall be entitled to the award made for such use; provided that:

     (a) such award shall be apportioned between Landlord and Tenant as of the date of the expiration of the term of this Lease, and provided, further, that if any such award shall be in a lump sum or in installments covering a period of time greater than three months, Tenant shall be entitled to a sum equal to a maximum of three months' rent and the balance of such award shall be deposited with Landlord or with an Authorized Institution refereed to in Section 31.01(e) hereof (if this Lease shall have been mortgaged to such Authorized Institution) for payment to Tenant in equal quarter-annual installments; and

     (b) Tenant shall be entitled to file and prosecute any claim against the condemnor for damages and to recover the same, for any negligent use, waste or injury to the Demised Premises throughout the balance of the then current term of this Lease. The amount of damages so recovered shall be paid directly to the trustee referred to in Section 5.08 hereof and shall be distributed in the same manner as is provided in
     Section 15.02 hereof with respect to proceeds of insurance.

     Section 16.08. In the event of any dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by the condemnation court or condemnation commissioner or other body authorized to make the award) arising out of a taking mentioned in this Article 16, such dispute shall be resolved by arbitration pursuant to Article 28 hereof.

     Section 16.09. In case of any taking mentioned in this Article 16, the entire award shall be paid to a trustee to be appointed in the manner provided in Section 5.08 hereof, unless this Lease shall have been mortgaged to an Authorized Institution, as defined in Section 32.01(e) hereof, in which event the entire award shall be payable to such Authorized Institution for distribution to the parties entitled thereto pursuant to the provisions of this Article 16.


                            ARTICLE 17
                        Long Term Renewal.

     Section 17.01. For the purposes of this Article 17, each of the following events shall be deemed a "Long Term Renewal Event":

     (a) The holder of a first mortgage on Tenant's leasehold interest under this Lease ("First Leasehold Mortgage") commences a foreclosure of the First Leasehold Mortgage and such foreclosure is not dismissed within ninety (90) days of the filing thereof. The term "First Leasehold Mortgage" shall be deemed to include, without limitation, any First Leasehold Mortgage or two or more First Leasehold Mortgages that each have first priority and are pari passu with one another. The holder of a First Leasehold Mortgage is hereinafter defined as a "First Leasehold Mortgagee."

     (b) Either Landlord or Tenant gives the Lease Termination Notice to the other, as provided in Article 1 hereof, at any time while (i) any indebtedness or obligation secured by a First Leasehold Mortgage remains unsatisfied, or (ii) a First Leasehold Mortgagee is subject to an unconditional obligation to make loans to Tenant, the repayment of which would be secured by a First Leasehold Mortgage.

     Section 17.02.

     (a) Upon the occurrence of a Long Term Renewal Event, the then-current term of this Lease shall be automatically renewed, at the end of the then-current term, for a period of forty (40) calendar years (the "Original Long Term") upon all of the same terms and conditions as herein contained (except as hereinafter provided) without the necessity of the execution of any further instrument or document. As used in this Lease, the phrase "Long Term Renewal" of the term of this Lease shall mean the renewal of the term of this Lease as set forth in this Section
     17.02. Upon the occurrence of a Long-Term Renewal Event, (i) the Base Annual Rent shall be adjusted as provided in this Article 17, (ii) Landlord shall no longer have the right to further adjust the Base Annual Rent as provided in Section 2.02 hereof, and (iii) there shall be no further renewal of the term of the Lease, except as otherwise specifically provided in Sections 17.05 and 17.06 hereof.

     (b) Upon the occurrence of a Long Term Renewal Event, Tenant shall promptly give written notice thereof to all First Leasehold Mortgagees, if any.

     Section 17.03. Upon the occurrence of a Long Term Renewal Event, the Base Annual Rent for the balance of the term in effect at the time of such occurrence shall automatically be adjusted to the fair market rent for the Demised Premises, effective commencing on the first day of the first calendar month following the occurrence of the Long Term Renewal Event. Such fair market rent shall be determined in the manner set forth in Section 17.07 hereof.

     Section 17.04. If the Long Term Renewal of the term of this Lease occurs due to the commencement of a foreclosure on a First Leasehold Mortgage and, thereafter, said foreclosure is dismissed and/or the mortgaged leasehold is redeemed under applicable law, then the Long Term Renewal of this Lease pursuant to Section 17.02 hereof shall be terminated and, upon such dismissal or redemption, all terms, conditions and provisions of this Lease (including, without limitation, those provisions with respect to Base Annual Rent and the term of the Lease, and this Article 17), and the amount of the Base Annual Rent, shall automatically be restored to those terms, conditions and provisions and amount of Base Annual Rent that were in effect immediately prior to the occurrence of the Long Term Renewal Event, effective on the first day of the first calendar month following the date of such dismissal of the foreclosure or such redemption of the mortgaged leasehold, without the necessity of the execution of any further instrument or document.

     Section 17.05. Provided that the term of this Lease has been irrevocably renewed for the Original Long Term, then Tenant, at its option, may extend this Lease for an additional period of thirty (30) years commencing upon the expiration of the Original Long Term (the "First Extended Term") upon all of the same terms and conditions as herein contained (except as hereinafter provided) by serving notice thereof upon the Landlord at least one (1) year before the expiration of the Original Long Term and, upon the service of said notice, the Original Long Term shall be so extended for the First Extended Term upon all of the terms and conditions of this Lease as are in effect during the Original Long Term (except as to the amount of the Base Annual Rent and except that the First Extended Term shall contain only one other additional right to further extend the term of this Lease) without the necessity of the execution of any further instrument or document.

     Section 17.06. If Tenant has, pursuant to Section 17.05 hereof, exercised its option to extend this Lease for the First Extended Term, then Tenant, at its option, may extend this Lease for a second additional period of thirty (30) years commencing upon the expiration of the First Extended Term (the "Second Extended Term") upon all the same terms and conditions as herein contained (except as hereinafter provided) by serving notice thereof upon the Landlord at least one (1) year before the expiration of the First Extended Term and, upon the service of said notice, the First Extended Term of this Lease shall be so extended for the Second Extended Term upon all of the terms and conditions of this Lease as are in effect during the First Extended Term (except as to the amount of the Base Annual Rent and except that the Second Extended Term shall contain no further option to extend the term of this Lease) without the necessity of the execution of any further instrument or document.

     Section 17.07.

     (a) The Base Annual Rent during the Original Long Term of this Lease shall be the fair market rental of the Demised Premises, as mutually agreed upon by Landlord, Tenant and the First Leasehold Mortgagee(s), if any, within ninety (90) days after the occurrence of the Long Term Renewal Event. In the event that within said ninety (90) day period, Landlord, Tenant and the First Leasehold Mortgagee(s), if any, fail to so agree to such rent for the Original Long Term, then the amount of the Base Annual Rent for the Original Long Term shall be submitted to arbitration to, and in accordance with the rules of, the American Arbitration Association. In the event of such arbitration, Tenant shall select one (1) arbitrator from a list of arbitrators to be submitted by the American Arbitration Association, Landlord shall select one (1) arbitrator from said list, and the two arbitrators so selected shall select the third (3rd) arbitrator from such list as hereinafter provided. The three (3) arbitrators shall then determine the fair market rental of the Demised Premises and such determination shall be binding upon Landlord and Tenant for the applicable Term. At any time while a First Leasehold Mortgage is in effect, the arbitrator otherwise to be selected by Tenant shall instead be selected by the First Leasehold Mortgagee. If there is more than one First Leasehold Mortgagee, then said arbitrator shall be selected by such First Leasehold Mortgagees acting collectively or in such other manner as the First Leasehold Mortgagees may otherwise agree.

     (b) The Base Annual Rent during the First or Second Extended Term, as the case may be, of this Lease shall be the fair market rental of the Demised Premises, as mutually agreed upon by Landlord, Tenant and the First Leasehold Mortgagee(s), if any, within ninety (90) days after Tenant has exercised its option with respect to the First or Second Extended Term, as the case may be. In the event that within said ninety
     (90) day period, Landlord, Tenant and the First Leasehold Mortgagee(s), if any, fail to so agree to such rent for the First or Second Extended Term, as the case may be, then the amount of the Base Annual Rent for the applicable Term shall be submitted to arbitration to, and in accordance with the rules of, the American Arbitration Association. In the event of such arbitration, Tenant shall select one (1) arbitrator from a list or arbitrators to be submitted by the American Arbitration Association, Landlord shall select one (1) arbitrator from said list, and the two arbitrators so selected shall select the third (3rd) arbitrator from such list as hereinafter provided. The three (3) arbitrators shall then determine the fair market rental of the Demised Premises and such determination shall be binding upon Landlord and Tenant for the applicable Term. At any time while a First Leasehold Mortgage is in effect, the arbitrator otherwise to be selected by Tenant shall instead be selected by the First Leasehold Mortgagee. If there is more than one First Leasehold Mortgagee, then said arbitrator shall be selected by such First Leasehold Mortgagees acting collectively or in such other manner as the First Leasehold Mortgagees may otherwise agree.

     Section 17.08. The Base Annual Rent payable during the Original Long Term, First Extended Term or Second Extended Term, as the case may be, shall be adjusted every five (5) years during each such Term, to the then-current fair market rental of the Demised Premises (such adjusted fair market rent is hereinafter referred to as the "Adjusted Rent"). The Adjusted Rent shall be as mutually agreed upon by Landlord and Tenant not later than six (6) months prior to the beginning of the calendar year in which the Adjusted Rent is to take effect. In the event that Landlord and Tenant fail to so agree to such Adjusted Rent by said date, then the amount of the Adjusted Rent shall be submitted to arbitration and the manner set forth Section 17.07(b) hereof.

     Section 17.09. As used in this Lease, the phrases "fair market rent for the Demised Premises", "fair market rental of the Demised Premises", and variations of such phrases, shall mean the fair market rental of the Demised Premises on a net basis as if the same were vacant and unimproved.

     Section 17.10. The arbitration referred to in Section 17.07 hereof and, to the extent applicable, in other provisions of this Lease, shall be conducted as follows:

     (a)     The arbitration hearings shall be held in Atlantic City, New
     Jersey.

     (b) The arbitrators shall be persons who have had at least ten (10) years of experience as a real estate broker, appraiser or the like in Atlantic County, New Jersey. In the event that either Tenant or Landlord fails to appoint an arbitrator within sixty (60) days after the expiration of the ninety (90) day period provided for the Tenant and the Landlord to reach agreement on the Base Annual Rent, then the arbitrator of the Tenant or the Landlord, or both, as the case may be, shall be appointed by the American Arbitration Association from its qualified panel of arbitrators who meet the qualifications required of such arbitrators provided in this Subsection 17.10(b).

     (c) In the event that the two arbitrators selected by Tenant and Landlord or by the American Arbitration Association in accordance with the provisions hereof shall fail to appoint a third arbitrator within twenty (20) days after their appointment, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators who meet the requirements for qualification provided under Subsection 17.10(b) hereof. The third arbitrator shall act as chairman of the arbitration panel for purposes of conducting the arbitration hearing.

     (d) The hearing to be held by the arbitrators shall be held within seventy (70) days after their appointment and their decision shall be rendered within thirty (30) days after the conclusion of such hearings. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties hereto. The award of the arbitrators shall be binding, final and conclusive on the parties and judgment thereon may be entered in any court of competent jurisdiction in the State of New Jersey.

     (e) The fees of the arbitrators and the expenses incident to the proceedings shall be borne equally by Landlord and Tenant. The fees of respective counsel engaged by the parties and the fees of expert witnesses and other witnesses called for by the parties shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

     (f) In event that the amount of the Base Annual Rent for the applicable Term (whether the Original Long Term or the First or Second Extended Term) has not been determined by the date on which such Term is to commence, such Term shall commence nevertheless and the monthly rental to be payable by Tenant shall be the amount of the rental payable per month during the last year of the preceding Term hereof; provided, however, that when the rental for the Original Long Term or the First or Second Extended Term, as the case may be, is finally determined, Landlord and Tenant shall be charged or credited with the actual rental, as so determined, commencing with the first day of the Original Long Term or the First or Second Extended Term, as the case may be.

     (g) In the event that the amount of Adjusted Rent has not been determined by the date on which the Adjusted Rent first becomes due and payable, then the monthly rental to be payable by Tenant shall be the amount of the rental payable per month during the year immediately preceding the date on which the Adjusted Rent first becomes due and payable; provided, however, that when the amount of Adjusted Rent is finally determined, Landlord and Tenant shall be charged or credited with the actual rental, as so determined, commencing with the date that the Adjusted Rent first became due and payable.

     Section 17.11. The terms and provisions of this Article 17 shall not operate, and shall not be binding on Landlord, unless and until Landlord expressly consents thereto in writing prior to the granting by Tenant of a First Leasehold Mortgage; provided, however, that Landlord hereby consents to the operation of this Article 17 with respect to the following instruments, each of which constitutes a First Leasehold Mortgage as defined in
Section 17.01 hereof, and are pari passu with one another: (i) that certain Mortgage and Security Agreement with Assignment of Rents given by Tenant to First Union National Bank and Midlantic Bank, National Association, of even date herewith ("First Union Mortgage"), and (ii) that certain Mortgage and Security Agreement with Assignment of Rents given by Tenant to Amalgamated Bank of Chicago, Trustee ("Trustee"), of even date herewith.


                            ARTICLE 18
    Assignments, Mortgages and Subleases of Tenant's Interest

     Section 18.01. Tenant, and its successors and assigns, shall have the unrestricted right to assign this Lease, subject, however, to the limitations of this Section. No such assignment shall be effective unless and until Landlord shall have received (i) written notice of such assignment identifying the assignee and setting forth sufficient information with respect to the assignee to permit Landlord to give any notices to such assignee as may be required (or desirable) under this Lease, and (ii) an executed counterpart of such assignment, in recordable form, under which the assignee shall have assumed this Lease and agreed to perform and observe the covenants and conditions in this Lease contained on Tenant's part to be performed and observed. Upon compliance with this Section, each assignor shall be released from all liability hereunder thereafter accruing.

     Section 18.02. Tenant, and its successors and assigns, shall have the unrestricted right to mortgage and pledge this Lease, subject, however, to the limitations of this Section. Any such mortgage or pledge shall be subject and subordinate to the rights of Landlord hereunder. Tenant shall give prompt written notice to Landlord of any mortgage or pledge of this Lease. Said notice shall set forth sufficient information with respect to the mortgagee and/or pledgee to permit Landlord to give any notices to such mortgagee or pledgee as may be required under this Lease.

     Section 18.03. Tenant, and Tenant's successors and assigns, shall have the unrestricted right to sublet the Demised Premises, in whole or in part provided that each such sublease shall be subject and subordinate to the rights of Landlord hereunder; provided, however, that no such subletting shall be effective unless and until Landlord has received (i) written notice of such subletting identifying the subtenant and setting forth sufficient information with respect to the subtenant to permit Landlord to give any notices to such subtenant as may be required (or desirable) under this Lease, and (ii) a true and complete copy of the fully-executed sublease.

     Section 18.04. Tenant shall deliver to Landlord, on request, in duplicate, within ninety (90) days after the end of each fiscal year of Tenant, a statement of income and expenses for such fiscal year, and a rent schedule showing all subleases and the duration of the respective terms thereof, with respect to the operation of the Demised Premises, which statement shall be certified by Tenant or an executive officer of Tenant.

     Section 18.05.

     (a) Subject to the provisions of any First Leasehold Mortgage (as defined in Section 17.01 hereof) or any assignment of rents and leases executed in connection with a First Leasehold Mortgage, Tenant hereby sells, assigns, transfers, sets over and delivers unto Landlord (as a present and absolute assignment and transfer of title and not merely as additional security) all leases, subleases and guarantees thereof, now or hereafter existing, including all extensions, renewals and modifications of any of the foregoing, affecting or otherwise encumbering the Demised Premises (collectively, "Subleases"), together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now or hereafter due or to which Tenant may now or shall hereafter (including any period of redemption) become entitled or may demand or claim, arising from or related to the Subleases or the Demised Premises, including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, common area maintenance charges, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, liquidated damages following default, the premium payable by any subtenant under any Sublease or by any other occupant of the Demised Premises (in each case, a "Subtenant") upon the exercise of any cancellation privilege originally provided in any Sublease, and all proceeds payable under any insurance policies covering loss of rents resulting from destruction of or damage to the Demised Premises, together with any and all rights and claims that Tenant may hereafter have against any Subtenant, excepting therefrom any sums which by the express provisions of any Sublease are payable directly to any governmental authority or to any other person, firm or corporation other than the Subtenant (collectively, "Subrents"); subject, however, to a license ("License") hereby granted by Landlord to Tenant, but limited as hereinafter provided, to collect and receive the Subrents, to have and to hold the same unto Landlord, until such time that all of Tenant's obligations and liabilities to Landlord under this Lease are fully satisfied.

     (b) Provided that no Event of Default (as defined in Section 19.01 hereof) has occurred, Tenant shall have the right under the License to collect the Subrents. Tenant shall receive and hold the Subrents as a trust fund to be applied, before using any part of the Subrents for any other purpose, first to the payment of taxes and assessments upon the Demised Premises before penalty or interest are due thereon in accordance with the terms of this Lease, second to the cost of insurance and of maintenance and repairs as required by the terms of this Lease, third to the satisfaction of Tenant's obligations under the Subleases and fourth to the payment of rent and other charges becoming due under this Lease.

     (c) Landlord shall apply any net amount collected by Landlord from Subtenants to the net rent, additional rent and other charges due under this Lease. No collection of rent by Landlord from an assignee of this Lease or from a Subtenant shall constitute a waiver of any of the provisions of this Article or an acceptance of the assignee or Subtenant as a Tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. In the event of the failure of any Subtenant to pay Subrent to Landlord pursuant to the foregoing assignment after the happening of an Event of Default specified in
     Section 19.01 hereof, any such Subrent thereafter collected by Tenant shall be deemed to constitute a trust fund for the benefit of Landlord. In the event, however, that Tenant shall have remedied such Event of Default, the License shall be and deemed to be reinstated, and Tenant shall again have the right to collect the Subrents subject to the terms of the License.

     (d) Tenant shall not directly or indirectly collect or accept any payment of Subrent (other than additional rent) under any Sublease more than three months in advance of the date when the same shall become due, and such Subrent, in the case of any future Sublease, shall be payable at least every three months, except that in case of a Sublease where the sublandlord thereunder is required to make changes or alterations at such sublandlord's expense, such sublandlord may collect advance rent for an amount not in excess of one year's rent or the estimated cost of such work, whichever is less.

     Section 18.06. Subject to the further provisions of this Section, Landlord agrees not unreasonably to refuse to execute an agreement, hereinafter referred to as a "non-disturbance agreement," with such Subtenants as shall qualify therefor under the following provisions of this Section and who shall first have executed the non-disturbance agreement. Any such Subtenant shall be what is commonly known as a "high credit" Tenant and, except for prospective Tenants of ground floor space or space on the ground floor in combination with other space, shall lease at least five percent (5%) of the area of the Demised Premises. The term of any such Sublease shall not extend beyond the term of this Lease. The rent reserved under any such Sublease shall be no less than the then-prevailing rate for comparable space. Any such Sublease shall include an escalation clause requiring the Subtenant to pay, as additional rent, the Subtenant's proportionate share in any increase, from and after the beginning of the term of the Sublease, in the real estate taxes, and in the cost of insurance, labor and all operating charges affecting the Demised Premises, unless the omission of such escalation clause shall be reasonable. Landlord shall not unreasonably refuse to execute a non-disturbance agreement. If Landlord and Tenant shall fail to agree on the reasonableness of Landlord's refusal to execute such agreement or of the omission of an escalation clause therefrom, such dispute shall be resolved by arbitration pursuant to Section 28 hereof. If the result of such arbitration shall be adverse to Landlord, Landlord shall not be liable for damages or otherwise thereby but Landlord shall then execute the non-disturbance agreement requested.

     Section 18.07. Tenant shall not modify any Sublease, which shall have been the subject of a non-disturbance agreement, as mentioned in Section 18.06 hereof, so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the sublandlord thereunder, or permit cancellation or accept the surrender of any such Sublease, without the prior written consent of Landlord in each instance, which consent shall not be required to the institution or prosecution of any action or proceedings against such Subtenant by reason of a default on the part of such Subtenant under the terms of such Sublease. Such consent of Landlord shall not be required to (i) move any such Subtenant to another part of the Demised Premises, provided that thereafter such Subtenant shall be obliged to pay a rent which shall be no less than either the going rate of its new space or the rent payable by the Subtenant for the vacated space; or (ii) to cancel any such Sublease. In addition to being subject and subordinate to the rights of Landlord hereunder, as required by the provisions of Section 18.03 hereof, each such Sublease shall contain a specific provision to the effect that such Sublease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the sublandlord thereunder, or be cancelled or surrendered without the prior written consent of Landlord in each instance.


                            ARTICLE 19
                        Default Provisions

     Section 19.01. Any one or more of the following events shall constitute "Events of Default" by Tenant:

     (a) Tenant shall fail to pay any net rent or additional rent payable under this Lease, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from Landlord to Tenant specifying the items in default, and shall continue thereafter for a further period of ten (10) days after a second notice from Landlord to Tenant which shall specify the items in default and, in addition, shall state Landlord's intention to terminate this Lease by reason of such default;

     (b) Tenant defaults in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease, other than those referred to the foregoing paragraph (a) of this Section, for a period of sixty (60) days after notice from Landlord to Tenant specifying the items in default, and shall continue thereafter for a further period of sixty (60) days after a second notice from Landlord to Tenant which shall specify the items in default and, in addition, shall state Landlord's intention to terminate this Lease by reason of such default, or in the case of a default or a contingency that cannot with due diligence be cured within said last mentioned sixty (60) day period, Tenant fails to proceed within said last mentioned sixty (60) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said last mentioned sixty (60) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence);

     (c) If Tenant shall make a general assignment for the benefit of creditors;

     (d) If Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which remains undismissed for a period of ninety (90) days; or

     (e) If any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which remains undismissed for a period of one hundred eighty (180) days.

     Section 19.02. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the right, at its sole option, to terminate this Lease, provided Landlord shall give Tenant, in addition to any notice requirements provided in Section 19.01, thirty (30) business days' prior notice of Lease termination. The termination notice may be cured within said thirty (30) business day period, provided that Tenant cures the Event of Default occasioning such termination notice or proceeds to cure such default with all due diligence. If an Event of Default continues beyond any applicable grace period (including the thirty (30) business day period set forth in this Section), the balance of all rent and other charges to become due throughout the term hereof shall, at the option of Landlord, be accelerated and shall be immediately due and payable, and Landlord may in its own name, but as agent for Tenant, assign, sublet or relet the Demised Premises for any period equal to or greater or less than the remainder of the term hereof for any sum which Landlord may deem reasonable to any tenant Landlord may select, and for any use or purpose which Landlord may designate. With or without terminating this Lease, Landlord may re-enter and take possession of the Demised Premises. If necessary, Landlord may proceed to recover possession of the Demised Premises under and by virtue of the laws of the State of New Jersey or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, all broker commissions and the cost of all improvements to the Demised Premises incurred by Landlord in connection with this Lease, and all rent remaining to be paid under this Lease. If the full rental provided herein plus the costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees and brokerage fees.

     Section 19.03. Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Event of Default shall not be deemed or construed to constitute a waiver of such default.

     Section 19.04. If Landlord should fail to perform any of its obligations under this Lease within sixty (60) days after Landlord's receipt of written notice from Tenant specifying said failure, and said failure shall continue thereafter for a further period of sixty (60) days after a second notice from Tenant to Landlord which shall specify the items in default, or if it reasonably would require more than sixty (60) days to cure such failure, within a time reasonably necessary to cure such failure after Landlord's receipt of such second written notice (provided Landlord must have undertaken procedures to cure the failure within such second sixty (60) day period and diligently pursued such efforts to cure to completion), then Tenant, in addition to any other remedies available at law and in equity, shall have the following remedies, which shall be cumulative and not exclusive, and which Tenant may exercise serially or concurrently:

     (a) Tenant shall have the right to perform any or all of such obligations which Landlord has failed to perform, and Landlord shall promptly reimburse Tenant for any and all reasonable costs and expenses incurred by Tenant as a result of such performance, including interest thereon at the rate of twelve percent (12%) per annum from the date such costs and expenses were incurred until the date fully reimbursed. If Landlord fails to reimburse Tenant within sixty (60) days, Tenant shall have the right to deduct said amount from the next payment(s) of rent due under this Lease.

     (b) Tenant shall have the right to commence an action for damages or such other remedies as may be available under this Lease or at law and in equity.

     (c) Tenant shall have the right, at its sole option, to terminate this Lease, provided Tenant shall give Landlord, in addition to any notice requirements provided above, thirty (30) business days' prior notice of Lease termination. The termination notice may be cured within the thirty (30) business day period as above provided Landlord cures the Event of Default occasioning such termination notice or proceeds to cure such default with all due diligence.


                            ARTICLE 20
                Compliance With Environmental Laws

     Section 20.01. Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, principals, successors and assigns, from and against any and all claims, obligations, liabilities, violations, penalties, fines, governmental orders, suits, causes of action, judgments, damages (civil, criminal or both) and all other costs and expenses of any nature whatsoever, including, without limitation, reasonable consultants' fees and attorneys' fees, which may result from any Hazardous Environmental Condition (as defined in Section 20.02) caused by Landlord. Tenant shall indemnify, defend and hold harmless Landlord, its officers, directors, principals, successors and assigns, from and against any and all claims, obligations, liabilities, violations, penalties, fines, governmental orders, suits, causes of action, judgments, damages (civil, criminal or both) and all other costs and expenses of any nature whatsoever, including, without limitation, reasonable consultants' fees and attorneys' fees, which may result from any Hazardous Environmental Condition not caused by Landlord. If any environmental compliance activities must be undertaken because of a spill or discharge of any hazardous materials in, on, under, at or about the Demised Premises not caused by Landlord, then Tenant, at Tenant's expense, shall promptly undertake all action required by applicable law. Landlord will cooperate with Tenant in making any necessary submissions to governing authorities.

     Section 20.02. The term "Hazardous Environmental Condition" shall mean any condition in, on or under the Demised Premises arising from or in connection with any source or cause whatsoever, including, without limitation, the spilling, leaking, leaching, migration, discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, petroleum or petroleum products, waste materials or other irritants, contaminants, pollutants or other substances of any nature into or upon land, the atmosphere, or any water course or body of water, or ground water whether sudden and accidental or over a course of time, which either (i) has caused or has the potential of causing bodily injury or property damage to any person or thing or (ii) is or may hereafter be designated as a "hazardous waste", "hazardous substance", "regulated waste" or "regulated substance" or any other term of similar import by any governmental jurisdiction with authority, including, without limitation, the United States Atomic Energy Commission, the United States Environmental Protection Agency and/or the New Jersey Department of Environmental Protection, which requires or may hereafter require the development and implementation of a remedial program, and/or result in the imposition of fines and/or penalties; and/or impose on the owner of the Demised Premises any obligation whatsoever.

     Section 20.03. The foregoing indemnification shall survive the termination of this Lease, and without limiting the generality of the foregoing, Tenant shall indemnify and hold harmless Landlord from and against
(i) any and all liens for remedial expenses in favor of any federal, state and/or local governmental authority or municipality caused by Tenant's activities and (ii) any and all legal fees and disbursements in connection with defending any suits or proceedings pertaining to a Hazardous Environmental Condition caused by Tenant including suits to enforce this
Article 20.


                            ARTICLE 21
               Invalidity of Particular Provisions

     Section 21.01. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                            ARTICLE 22
                             Notices

     Section 22.01. Any and all notices, demands, requests, submissions, approvals, consents, disapprovals, objections, offers or other communications or documents required to be given, delivered or served or which may be given, delivered or served under or by the terms and provisions of this Lease or pursuant to law or otherwise, shall be in writing and shall be deemed to have been duly given, delivered or served if and when sent by registered mail enclosed in a wrapper with the proper postage prepaid thereon and deposited with the Registry Clerk of any United States Post Office, branch Post Office, Post Office Station or Sub-Station regularly maintained, addressed if to Tenant, at:

                        Boston Avenue and Pacific Avenue
                        Atlantic City, New Jersey  08401
                        Attention: President

or to such other address as Tenant may from time to time designate by written notice to Landlord, or if to Landlord, addressed to Landlord at:

                        Park Place and The Boardwalk
                        Atlantic City, New Jersey  08401
                        Attention: President

or to such other address as Landlord may from time to time designate by written notice to Tenant. The date of deposit with the said Registry Clerk shall be deemed to be the date of such service.


                            ARTICLE 23
                  Rights of Leasehold Mortgagees

     Section 23.01. If Tenant, or Tenant's successors or assigns, shall mortgage this Lease in compliance with the provisions of Article 18 hereof, then so long as any such mortgage shall remain unsatisfied of record, the following provisions shall apply:

     (a) Landlord or Tenant, as the case may be, upon serving the other with any notice of default pursuant to the provisions of Article 19 hereof, or any other notice under the provisions of or with respect to this Lease, shall also serve a copy of such notice upon the holder of such mortgage, at the address provided for in paragraph (f) of this Section, and no such notice to Landlord or Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been so served.

     (b) Any holder of such mortgage, in case Landlord or Tenant shall be in default hereunder, shall, within the period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord or Tenant, as the case may be, shall accept such performance by or at the instance of such holder as if the same had been made by the defaulting party.

     (c) For the purposes of this Article, no Event of Default shall be deemed to exist under Article 19 hereof in respect of the performance of work required to be performed, or of acts to be done, or of conditions to be remedied, if steps shall, in good faith, have been commenced within the time permitted therefor to rectify the same and shall be prosecuted to completion with diligence and continuity as in Article 19 hereof provided.

     (d) Anything herein contained to the contrary notwithstanding, upon the occurrence of an Event of Default, other than an Event of Default due to a default in the payment of money, Landlord shall take no action to effect a termination of this Lease without first giving to the holder of such mortgage written notice thereof and a reasonable time thereafter within which to accomplish one of the following: (i) to obtain possession of the mortgaged property (including possession by a receiver); (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant's interest under this Lease with diligence; or (iii) in lieu of a foreclosure of such holder's leasehold mortgage, give written notice to Tenant directing Tenant to assign Tenant's leasehold interest under the Lease to the holder of such mortgage, whereupon Tenant shall promptly assign to such holder, and such holder shall fully accept and assume, all of Tenant's interest, rights, obligations and liabilities under this Lease. Any default by Tenant that is not reasonably susceptible of being cured by such holder shall be deemed to have been waived by Landlord upon completion of such foreclosure proceedings or upon such acquisition of Tenant's interest in this Lease, except that any of such Events of Default that are reasonably susceptible of being cured after such completion and acquisition shall then be cured with reasonable diligence. It is understood and agreed that such holder, or his designee, or any purchaser in foreclosure proceedings (including, without limitation, a corporation formed by such holder or by the holder or holders of the bonds or obligations secured by the leasehold mortgage) may become the legal owner and holder of this Lease through such foreclosure proceedings or by assignment of this Lease in lieu of foreclosure.

     (e) In the event of the termination of this Lease prior to the expiration of the term, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise, due to default of Tenant as referred to in Article 19 hereof, or any other default of Tenant, or pursuant to Subparagraph (a) of Section 15.05 hereof, Landlord shall serve upon the holder of such mortgage written notice that this Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. Such holder shall thereupon have the option to obtain a new lease, as hereinafter provided. Upon the written request of the holder of such mortgage, within thirty (30) days after service of such notice that this Lease has been terminated, Landlord shall enter into a new lease of the Demised Premises with such holder, or his designee, in accordance with and upon the terms and conditions hereinafter described in this paragraph (e). Such new lease shall be entered into at the reasonable cost of the tenant thereunder, shall be effective as at the day of termination of this Lease and shall be for the remainder of the term of this Lease and at the rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of renewal. Such new lease shall require the tenant to perform any unfulfilled obligation of Tenant under this Lease which is reasonably susceptible of being performed by such tenant. Upon the execution of such new lease, the tenant named therein shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination, and shall pay all expenses, including reasonable counsel fees, court costs and disbursements incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Demised Premises, and the preparation, execution and delivery of such new lease. Upon the execution of such new lease, Landlord shall allow to the tenant named therein and such tenant shall be entitled to an adjustment in an amount equal to the net income derived by Landlord from the Demised Premises during the period from the date of termination of this Lease to the date of execution of such new lease.

     (f) Any notice or other communication that Landlord or Tenant shall desire or is required to give to or serve upon the holder of a mortgage on this Lease shall be in writing and shall be served by registered mail, addressed to such holder at his address as set forth in such mortgage, or in the last assignment thereof, provided that such address has been delivered to Landlord in accordance with Section 22.01 hereof, or at such other address as shall be designated by such holder by registered mail. Any notice or other communication which the holder of a mortgage on this Lease shall desire or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent by registered mail addressed to Landlord at Landlord's address set forth in Section 22.01 of this Lease or at such other addresses as shall be designated by Landlord by notice in writing given to such holder by registered mail. Each such notice and communication shall be governed by Section 22.01 hereof.

     (g) Effective upon the commencement of the term of any new lease executed pursuant to paragraph (e) of this Section, all subleases shall be assigned and transferred without recourse by Landlord to the tenant under such new lease, and all moneys on deposit with Landlord or the trustee acting under Section 5.08 hereof which Tenant would have been entitled to use but for the termination or expiration of this Lease may be used by the tenant under such new lease for the purposes of and in accordance with the provisions of such new lease.

     (h) Anything herein contained to the contrary notwithstanding, the provisions of this Article shall enure only to the benefit of the holders of leasehold mortgages which shall be, respectively, a first, second and third lien. If the holders of more than one such leasehold mortgage shall make written requests upon Landlord for a new lease in accordance with the provisions of paragraph (e) of this Section, the new lease shall be entered into pursuant to the request of the holder whose leasehold mortgage shall be prior in lien thereto and thereupon the written requests for a new lease of each holder of a leasehold mortgage junior in lien shall be and be deemed to be void and of no force or effect.

     (i) Nothing herein contained shall be deemed to obligate Landlord to deliver possession of the Demised Premises to the tenant under any new lease entered into pursuant to paragraph (e) of this Section.

     (j) Landlord and Tenant shall not enter into any agreement canceling or surrendering this Lease without the prior written consent of the leasehold mortgagees.

     (k) Until such time that all indebtedness and other obligations secured by the First Union Mortgage (defined in Section 17.11 hereof) are satisfied and the lenders secured by the First Union Mortgage no longer have an unconditional obligation to make loans to Tenant, the repayment of which would be secured by the First Union Mortgage, Landlord and Tenant shall not enter into any agreement amending or modifying this Lease without the consent of the lenders secured by the First Union Mortgage and the consent of the Trustee (defined in Section
     17.11 hereof). After such time that the foregoing consent is no longer required for an amendment or modification of this Lease, then Landlord and Tenant shall have the right to amend and/or modify this Lease at any time and from time to time, without the consent of any leasehold mortgagee, provided that any such amendment or modification does not impair or diminish the lien of any then-existing leasehold mortgage.

     Section 23.02. If the holder of a mortgage on this Lease shall be an Authorized Institution, as defined in Section 31.01(e) hereof, then such Authorized Institution may, in lieu of the trustee provided for in
Section 5.08 hereof, hold and disburse any funds which such trustee would have been entitled to hold and disburse, but upon and subject nevertheless to all the provisions hereof applicable thereto. Any reference in this Lease to "trustee" shall where applicable be deemed to apply to an Authorized Institution.

     Section 23.03. If any leasehold mortgagee shall acquire title to Tenant's interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly owned subsidiary corporation of such mortgagee, or under a new lease pursuant to this Article, such mortgagee may assign such lease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such lease contained on Tenant's part to be performed and observed from and after the date of such assignment.


                            ARTICLE 24
                         Quiet Enjoyment

     Section 24.01. Tenant, upon paying the net rent and all additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by, through or under Landlord as such, subject, however, to the exceptions, reservations and conditions of this Lease.


                            ARTICLE 25
                      Excavation and Shoring

     Section 25.01. If any excavation shall be made or contemplated to be made for building or other purposes upon property or streets adjacent to or nearby the Demised Premises, Tenant shall either:

     (a) afford to the person or persons causing or authorized to cause such excavation the right to enter upon the Demised Premises for the purpose of doing such work as such person or persons shall consider to be necessary to preserve any of the walls or structures of the improvements on the Demised Premises from injury or damage and to support the same by proper foundations, or

     (b) at Tenants expense, do or cause to be done all such work as may be necessary to preserve any of the walls or structures of the improvements on the Demised Premises from injury or damages and to support the same by proper foundations.

Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or indemnity or for suspension, diminution, abatement or reduction of rent under this Lease.

     Section 25.02. Landlord hereby assigns to Tenant, without recourse, such rights, if any, as Landlord may have against any parties causing damage to the improvements on the Demised Premises to sue for and recover amounts expended by Tenant as a result of such damage.


                            ARTICLE 26
                        No Rent Abatement

     Section 26.01. Except as in this Lease otherwise expressly provided, no abatement, diminution or reduction of rent or charges shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any building or buildings now on or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or for any other cause or reason.


                            ARTICLE 27
                Rights In The Event of Bankruptcy

     Section 27.01. If the rights of the Tenant under this Lease are at any time pledged, hypothecated or otherwise subject to any mortgage, deed of trust or other security instrument, and if the Landlord or any trustee of the Landlord shall reject this Lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. Section 101, et seq. ("Bankruptcy Code"), Landlord and Tenant agree, for the benefit of the holder of or beneficiary under any mortgage, deed of trust or other security instrument (the "Leasehold Mortgagee"), that the power to retain rights under the Lease pursuant to Section 365(h)(1)(A) of the Bankruptcy Code shall be exercisable by the Leasehold Mortgagee and Tenant does hereby grant to such Leasehold Mortgagee a limited power of attorney to execute, deliver and file with any appropriate court any and all documents necessary or appropriate to exercise such power and any one or more of the extension options provided hereunder. Tenant agrees that under no circumstances will it abandon any rights under Section 365(h)(1)(A) of the Bankruptcy Code unless it has obtained the prior written authorization of Leasehold Mortgagee. Any attempted abandonment by the Tenant of such rights is a violation of this section and shall be null and void.

     Section 27.02. If there shall have been filed by or against the Tenant a petition under the Bankruptcy Code, the Tenant agrees, for the benefit of the Leasehold Mortgagee, to give immediate written notice of said filing to the Leasehold Mortgagee. If the Tenant or any trustee for the Tenant shall determine to reject the Lease pursuant to Section 365(a) of the Bankruptcy Code, the Tenant shall give the Leasehold Mortgagee not less than thirty (30) days prior written notice of the date on which the Tenant shall apply to the Bankruptcy Court for the authority to reject the Lease. The Leasehold Mortgagee shall have the right but not the obligation to serve upon the Tenant within such thirty-day period a notice stating that (a) the Leasehold Mortgagee demands that the Tenant assume and assign the Lease to the Leasehold Mortgagee pursuant to Section 365 of the Bankruptcy Code and (b) the Leasehold Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Lease. If the Leasehold Mortgagee serves upon the Tenant the notice described in the preceding sentence, the Tenant shall not seek to reject the Lease and shall comply with the demand provided for in clause (a) of the preceding sentence within 30 days after the notice shall have been given, subject to performance by the Leasehold Mortgagee of the covenant provided for in clause (b) of the preceding sentence. If the Leasehold Mortgagee serves the notice provided for in the preceding sentences, then, as between the Landlord and such Leasehold Mortgagee (1) any rejection of the Lease by the Tenant shall not constitute a termination of this Lease, (2) the Leasehold Mortgagee may assume the obligations of the Tenant under this Lease without any instrument of assignment or transfer from the Tenant, (3) the Leasehold Mortgagee's rights under this Lease shall be free and clear of all rights, claims and encumbrances of or in respect to the Tenant, and (4) the Leasehold Mortgagee shall consummate the assumption of the Lease and the payment of the amounts payable by it to the Landlord pursuant to this section at a closing to be held in the offices of Landlord at the address set forth at the head of this Lease or at such other address as may be designated by the Landlord on the tenth business day after the assignment and assumption of the Lease to the Leasehold Mortgagee has been approved by a final non-appealable court order. Upon the assignment of this Lease by the Leasehold Mortgagee, the Leasehold Mortgagee shall be released of all obligations or liabilities arising from and after the date of such assignment. Notwithstanding anything in this section to the contrary, Landlord agrees that if there shall have been filed by or against the Tenant a petition under the Bankruptcy Code, and the Lease is rejected pursuant to Section 365 of the Bankruptcy Code, the Landlord, at the option of any Leasehold Mortgagee, shall enter into a new lease for the Demised Premises with the Leasehold Mortgagee or its designee or assignee on the same terms and conditions as contained herein.

     Section 27.03. If the Leasehold Mortgagee or the Tenant with the prior written authorization of the Leasehold Mortgagee shall elect to remain in possession of the Demised Premises pursuant to Section 365(h)(1)(A) of the Bankruptcy Code, any mortgage, deed of trust or other security instrument encumbering the leasehold created by this Lease shall not be affected or impaired by the rejection of this Lease and the Leasehold Mortgagee's lien shall attach to all of Tenant's rights and remedies at any time arising pursuant to Section 365(h) of the Bankruptcy Code including, without limitation, all of Tenant's rights to remain in possession of the Demised Premises. For the purposes of preserving such Leasehold Mortgagee's rights, the Leasehold Mortgagee shall be deemed to be included within the term "Tenant" for the purposes of granting possessory rights in the property pursuant to the provisions of the Bankruptcy Code and shall have the right to transfer such right of possession to any third party. For the purposes of
Section 365(h) of the Bankruptcy Code, the term "possession" shall mean the right to possession of the Demised Premises granted to Tenant under the Lease whether or not all or part of the Demised Premises has been subleased.

     Section 27.04. If the Tenant shall reduce the amount of any installment of fixed rental hereunder by the amount of any offset taken by the Tenant pursuant to Section 365(h)(1)(B) of the Bankruptcy Code, then Tenant shall, on the date on which such installment of fixed rental shall have become due hereunder, deliver to the Landlord a notice setting forth the amount so offset, the reason or reasons for such offset and an itemization in reasonable detail of the damages suffered and costs incurred by Tenant arising from nonperformance by the Landlord of the covenant in this Lease which gave rise to such right of offset under Section 365(h)(1)(B) of the Bankruptcy Code.
The Landlord shall be deemed to have irrevocably accepted such offset unless, within ten days after Tenant shall have given notice provided for in the preceding sentence, the Landlord shall have given notice to the Tenant that it disputes the amounts of the offset, setting forth the reasons for such dispute and setting forth the amount, if any, which Landlord proposes to accept as a proper offset. If Tenant fails to pay to Landlord within ten days after Landlord shall have given notice as provided for in the preceding sentence an amount equal to the difference between the amount of the offset by the Tenant and the amount proposed by the Landlord as the proper offset, or if the Landlord shall not have proposed such amount, the entire amount so offset, the Landlord may commence a proceeding in the U.S. Bankruptcy Court in which Landlord's case under the Bankruptcy Code is then pending, or if such case has been closed, in any court of competent jurisdiction in the State of New Jersey to determine the amount, if any, which the Tenant shall be entitled to offset pursuant to Section 365(h)(1)(B) of the Bankruptcy Code. If within ten days after the entry by such Court of a final and nonappealable order or judgment declaring that the Tenant is required to pay the Landlord any amounts theretofore offset, the Tenant shall have failed to pay such amounts to the Landlord, the Landlord shall have all the rights and remedies available to it under the Lease or otherwise at law in respect to a default in the payment of fixed rental hereunder.

     Section 27.05. As used in this Article 27, the term "Leasehold Mortgagee" shall be deemed to include, without limitation, any Leasehold Mortgagee, or two (2) or more holders of mortgages on Tenant's leasehold interest under this Lease where such mortgages are pari passu with one another.


                            ARTICLE 28
                    Arbitration and Appraisal

     Section 28.01. In any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration or appraisal, such arbitration or appraisal shall be conducted in the manner specified in this Article, except to the extent otherwise provided under Article 17 hereof.

     Section 28.02. The party desiring such arbitration or appraisal shall give written notice to that effect to the other party and shall in such notice appoint a disinterested person of recognized competence in the field involved as arbitrator or appraiser on its behalf. Within fifteen (15) days thereafter, the other party shall by written notice to the original party appoint a second disinterested person of recognized competence in such field as arbitrator or appraiser on its behalf. The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that if the second arbitrator or appraiser shall not have been appointed as aforesaid, the first arbitrator or appraiser shall proceed to determine such matter. Landlord and Tenant shall each be entitled to present evidence and argument to the arbitrators.

     Section 28.03. The determination of the majority of the arbitrators or appraisers, or of the sole arbitrator or appraiser, as the case may be, shall be conclusive upon the parties and judgment thereof. The arbitrators or appraisers or the sole arbitrator or appraiser, as the case may be, shall give written notice to the parties stating their or his determination, and shall furnish to each party a signed copy of such determination. If any such dispute shall involve a determination of value or of a fixed amount of money or rent and if there shall be no determination thereof by a majority of the arbitrators, then, instead of such arbitration, either party shall be entitled to seek a judicial determination of the matter in issue in a court of competent jurisdiction.

     Section 28.04. Each party shall pay the fees and expenses of the arbitrator or appraiser appointed by such party and one-half of the fee and expenses of the third arbitrator or appraiser, if any.

     Section 28.05. Anything in this Lease contained to the contrary notwithstanding, whenever under the provisions of this Lease, Tenant is required to make any payment or to perform any act or thing at a specified time or within a specified time limit, and any such payment or performance is subject to arbitration under this Article, such time or time limit, as the case may be, shall be and be deemed to be extended by the period consumed by the institution, conduct and prosecution to final conclusion of any arbitration or appraisal concerning or relating to such payment or performance.


                            ARTICLE 29
                       Estoppel Certificate

     Section 29.01. Tenant shall, without charge, at any time and from time to time, within twenty (20) days after request by Landlord or the holder of any mortgage on this Lease, certify by written instrument, duly executed, acknowledged and delivered, to Landlord or such mortgagee, or any other person, firm or corporation specified by Landlord or such mortgagee:

     (a) that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

     (b) whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

     (c) the dates, if any, to which the net rent and additional rent and other charges hereunder have been paid in advance;

     (d)     the date of expiration of the current term; and

     (e)     the net rent then payable under this Lease.

     Section 29.02. Landlord shall, without charge, at any time and from time to time, within twenty (20) days after request by Tenant or the holder of any mortgage on this Lease, certify by written instrument, duly executed, acknowledged and delivered, to the effect that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the net rent and other charges have been paid, the date of expiration of the current term, the net rent then payable under this Lease, and stating whether or not, to the best knowledge of the officer executing such certificate on behalf of Landlord, Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the person executing such certificate may have knowledge.

                            ARTICLE 30
                            Recording

     Section 30.01. This Lease, or a memorandum thereof, may be recorded by Landlord or Tenant with the appropriate recording officer of Atlantic County or the State of New Jersey.


                            ARTICLE 31
              Waiver of Jury Trial And Counterclaims

     Section 31.01. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupancy of the Demised Premises. In case Landlord shall commence summary proceedings or an action for non-payment of rent or additional rent hereunder against Tenant, Tenant shall not interpose any counterclaim of any nature of description in any such proceeding or action, but shall be relegated to an independent action at law.



                            ARTICLE 32
                   Definition of Certain Terms

     Section 32.01. For purposes of this Lease, unless the context otherwise requires:

     (a) The term "Landlord" as used herein shall mean only the owner for the time being of the Demised Premises, so that in the event of a sale, transfer, conveyance or other termination of Landlord's interest in the Demised Premises Landlord shall be and hereby is entirely freed and relieved of all liability of Landlord hereunder, and in such event Landlord shall remit to the trustee acting or to act pursuant to
     Section 5.08 hereof any funds held by Landlord in which Tenant has an interest, but if there shall then be no such trustee Landlord may remit such funds to the successor owner of the Demised Premises. Landlord shall remain liable for any such moneys not so remitted. It shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and such successor owner of the Demised Premises, that such successor owner has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

     (b) Any reference herein to the termination of this Lease shall be deemed to include any termination hereof by expiration, or pursuant to Articles 15, 16 or 19 hereof, or otherwise.

     (c) The term "unavoidable delays" shall mean delays due to strikes, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or similar causes beyond the reasonable control of Tenant.

     (d) The term "fee mortgage" shall mean a mortgage on Landlord's fee or any part thereof and the term "fee mortgagee" shall mean any holder of such fee mortgage.

     (e) The term "Institution" shall mean a bank, savings bank, savings and loan institution, trust or insurance company, an accredited college or university, a pension, welfare or retirement fund, an eleemosynary institution, or any combination of the foregoing. The term "Authorized Institution" (that is, an Institution which shall qualify as a depository hereunder for the purposes of holding funds such as condemnation awards and insurance proceeds, in lieu of a trustee appointed pursuant to Section 5.08 hereunder) shall be an Institution, as so defined, but which shall be authorized to do business in the State of New Jersey or which shall be or become amenable to the jurisdiction of the courts of the State of New Jersey, at least with respect to any matter connected with this Lease.

     (f) The term "mortgage", whether or not used in combination with other qualifying words, shall include a deed of trust to a trustee to secure an issue of bonds, debentures, notes or other obligations, and the term "mortgagee", and the term "holder", when used with reference to a mortgage, shall include the trustee under a deed of trust and, when appropriate, the holder or holders of the bonds, debentures, notes or other obligations secured thereby.

     (g) The term "completion of a building" and any similar term shall be deemed to mean, and to have occurred, when a final Certificate of Occupancy (or if such Certificate shall not then be issued, an official certificate of proper completion) for the building in question shall have been issued.

     (h) The terms "leasehold mortgagee" or "holder of leasehold mortgage" shall include the mortgagee named in a mortgage of Tenant's interest hereunder or an assignee thereof.


                            ARTICLE 33
                             Brokers

     Section 33.01. Landlord and Tenant each represent and warrant to the other that they have not dealt with any broker, finder or similar agent in connection with this Lease, and that they have not taken any action which would result in any broker's, finder's or other fee or commission being due or payable to any other party in connection with this Lease.


                            ARTICLE 34
                       Consent of Landlord

     Section 34.01. Where any provision of this Lease requires the consent or approval of Landlord, Landlord agrees that Landlord will not unreasonably withhold or delay such consent or approval. Where any provision of this Lease requires Tenant to do anything to the satisfaction of Landlord, Landlord agrees that Landlord will not unreasonably refuse to state Landlord's satisfaction of such action by Tenant.

     Section 34.02. If Tenant shall request Landlord's consent, approval or statement of satisfaction with respect to any matter hereunder, a failure of Landlord to reply to such request within twenty (20) business days thereafter shall be deemed a consent, approval or statement of satisfaction as the case may be.


                            ARTICLE 35
                      Payments Under Protest

     Section 35.01. In case of any dispute between Landlord and Tenant with respect to the amount of money payable by Tenant to Landlord under the provisions of this Lease, Tenant shall have the right to make payment under protest and, in such event, shall have the right to assert and prosecute a claim or claims for the recovery of the sum, or any part thereof, that shall have been so paid by Tenant under protest.


                            ARTICLE 36
                          Waiver of Bond

     Section 36.01. So long as any Tenant or any guarantor is liable for the performance of the terms, covenants and conditions of this Lease, Landlord waives any requirement of this Lease for delivery by Tenant to Landlord of a bond, undertaking or security hereunder if Landlord shall receive reasonably satisfactory evidence that the net worth of said Tenant or guarantor is at least five times the estimated amount of the bond, undertaking or security. The last financial statement of such Tenant or guarantor shall be deemed to be reasonably satisfactory evidence of such net worth, provided such statement is certified by a Certified Public Accountant.


                            ARTICLE 37
                       No Oral Modification

     Section 37.01. All prior understandings and agreements between the parties are merged with this agreement, which alone fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.


                            ARTICLE 38
                            Net Lease

     Section 38.01. This Lease shall be deemed and construed to be a "net lease" and, except as herein otherwise expressly provided, Landlord shall receive all rents and additional rent and all other payments hereunder to be made by Tenant free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. Nothing herein contained shall be construed to require Tenant to pay any inheritance, franchise, corporation, income, or excess profits taxes, or surtax imposed upon Landlord or upon the legal representatives, successors or assigns or any of them, or any sums that may be necessary to avoid a default on any mortgage which may at any time be placed upon the Demised Premises.


                            ARTICLE 39
                      Right of First Refusal

     Section 39.01.

     (a) Anything in this Lease contained to the contrary notwithstanding and without in any manner affecting or limiting any of the rights, privileges, options or estates granted to Tenant under this Lease, if the Landlord, at any time during the Term of this Lease, receives one or more bona fide offers from third parties to purchase the Demised Premises or any part thereof, and if such offer is acceptable to the Landlord, then Landlord shall notify Tenant in writing, and deliver to Tenant a readable photostatic or other exact copy of such offer. Tenant shall have sixty (60) days from and after receipt of such notice from Landlord in which to elect purchase the Demised Premises for the consideration and on the terms and conditions contained in the bona fide offer; except that Tenant shall be credited with a sum equal to one-half (1/2) of the amount of any brokerage commission which Landlord shall save by a sale to Tenant. Such election shall be exercised by written notice, together with payment of an amount equal to the down payment provided for in such offer. If Tenant does not elect to purchase the Demised Premises and Landlord thereafter proceeds to sell the same, such sale may be completed if and only if the proposed purchaser, if required to be licensed by the State of New Jersey or its authorized agencies in order to hold an interest in the Demised Premises, obtains such a license. In such event the purchaser shall take title to the Demised Premises, subject to and burdened with all the rights, provisions and conditions of this Lease, including this
     Article 39 and the rights of the Tenant under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. Tenant's failure at any time to exercise its option under this Article 39 shall not affect this Lease or the continuance of any of Tenant's rights and options under this Article 39 or any other Article.

     (b) If, at any time during the Term of this Lease, Landlord receives one or more bona fide offers from third parties to purchase the Demised Premises, and such offer includes other property of Landlord, then Tenant's right of first refusal, as described in subparagraph (a) of this Section shall be applicable to the Demised Premises alone at a purchase price which shall be equal to that part of the price offered by the third party which shall be the value of all property, including the Demised Premises, included in such third party offer. In the event that Landlord and Tenant are unable to agree as to the aforesaid allocation of purchase price, the question of the allocation of the purchase price, the question of the allocation of the purchase price to the Demised Premises shall be submitted to binding arbitration by a panel of three (3) arbitrators of the American Arbitration Association selected and conducted as provided in Article 28 hereof. Except as to purchase price, all terms and conditions set forth in subparagraph (a) above shall also apply to this subparagraph (b).

     (c) For purposes of this Article 39, an offer to purchase the Demised Premises or any part thereof shall be deemed to mean and include any offer to purchase an interest in any entity which is then the fee owner of the Demised Premises, whether such entity be a joint venture, a partnership, a corporation or any other entity or association.

     (d) The provisions of this Article shall not apply to any transfer or contemplated transfer of the Demised Premises by Landlord to its parent, any subsidiary or any entity owned or controlled by Landlord or its parent or any entity into which Landlord may merge.


                            ARTICLE 40
            Dedication of Strip Along Sovereign Avenue

     Section 40.01. Landlord and Tenant anticipate that, at some time after the date of this Lease, Landlord may elect to dedicate, by a Deed of Dedication to the City of Atlantic City, a triangular strip of land that is presently a part of the Demised Premises abutting Sovereign Avenue, which strip of land is described on Exhibit "C" attached hereto and made a part hereof ("Dedication Strip"). Tenant hereby consents to the dedication, if ever, of the Dedication Strip and agrees that upon such dedication the Dedication Strip shall no longer be a part of the Demised Premises and shall no longer be subject to this Lease. Landlord shall have the right to make minor adjustments in or changes to the specific description or dimensions of the Dedication Strip, provided that any such adjustment or change does not materially and adversely affect the Demised Premises, and the term "Dedication Strip," as used herein, shall mean and include the Dedication Strip with such adjustments or changes, if any.



                            ARTICLE 41
         Covenants To Bind And Benefit Respective Parties

     Section 41.01. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns.


                            ARTICLE 42
                  Captions And Table Of Contents

     Section 42.01. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     Section 42.02. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their duly authorized officers as of the date first set forth above.

                                    LANDLORD:

                                    BALLY'S PARK PLACE, INC.,
                                    a New Jersey corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    TENANT:

                                    GNOC, CORP.,
                                    a New Jersey corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

STATE OF NEW JERSEY           )
                              )  SS:
COUNTY OF ______________      )

     On the _____ day of May, 1996, before me personally came
______________________, to me known, who, being by me duly sworn, did depose and say that he/she is ____________________ of Bally's Park Place, Inc., a New Jersey corporation, the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation; and that he/she signed his/her name thereto by like order.


                                          ____________________________________
                                          Notary Public
                                          My commission expires:______________

STATE OF NEW JERSEY           )
                              )  SS:
COUNTY OF _____________       )

     On the _____ day of May, 1996, before me personally came Donna M. Graham, to me known, who, being by me duly sworn, did depose and say that she is the Chief Financial Officer and Treasurer of GNOC, Corp., a New Jersey corporation, the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation; and that she signed her name thereto by like order.


                                          ____________________________________
                                          Notary Public
                                          My commission expires:______________

                        TABLE OF CONTENTS


                                                                          Page

ARTICLE 1     Demised Premises - Term of Lease. . . . . . . . . . . . . .    1

ARTICLE 2     Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 2.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.05 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE 3     Payment of Taxes, Assessments, Etc. . . . . . . . . . . . .    5
     Section 3.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Section 3.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Section 3.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 3.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 3.05 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 3.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 3.07 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 3.08 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE 4     Surrender . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 4.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 4.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 4.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 4.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 4.05 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 4.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 5     Insurance . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 5.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 5.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 5.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Section 5.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 5.05 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 5.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 5.07 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 5.08 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 5.09 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 6     Landlord's Right to Perform Tenant's Covenants. . . . . . .   12
     Section 6.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Section 6.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 7     Repairs and Maintenance of the Demised Premises . . . . . .   13
     Section 7.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 7.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 7.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 8     Compliance with Laws, Ordinances, Etc.. . . . . . . . . . .   14
     Section 8.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 8.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 8.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 8.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


ARTICLE 9     New Building - Alterations. . . . . . . . . . . . . . . . .   15
     Section 9.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Section 9.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Section 9.03 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Section 9.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Section 9.05 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 10     Discharge of Liens . . . . . . . . . . . . . . . . . . . .   16
     Section 10.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Section 10.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Section 10.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 11     No Waste . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Section 11.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 12     Use of Property. . . . . . . . . . . . . . . . . . . . . .   17
     Section 12.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Section 12.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 13     Entry on Demised Premises by Landlord. . . . . . . . . . .   18
     Section 13.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 13.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 13.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 14     Indemnification. . . . . . . . . . . . . . . . . . . . . .   18
     Section 14.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 14.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 14.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 14.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE 15     Damage or Destruction. . . . . . . . . . . . . . . . . . .   19
     Section 15.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 15.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 15.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     Section 15.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 15.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE 16     Condemnation . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 16.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 16.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 16.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 16.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 16.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Section 16.06. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 16.07. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 16.08. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 16.09. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 17     Long Term Renewal. . . . . . . . . . . . . . . . . . . . .   26
     Section 17.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Section 17.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 17.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 17.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 17.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 17.06. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 17.07. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Section 17.08. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Section 17.09. . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 17.10. . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 17.11. . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE 18     Assignments, Mortgages and Subleases of Tenant's Interest.   30
     Section 18.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Section 18.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 18.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 18.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 18.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 18.06. . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 18.07. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 19     Default Provisions . . . . . . . . . . . . . . . . . . . .   33
     Section 19.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 19.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     Section 19.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     Section 19.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE 20     Compliance With Environmental Laws . . . . . . . . . . . .   36
     Section 20.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 20.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 20.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 21     Invalidity of Particular Provisions. . . . . . . . . . . .   37
     Section 21.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 22     Notices. . . . . . . . . . . . . . . . . . . . . . . . . .   37
     Section 22.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .37,38

ARTICLE 23     Rights of Leasehold Mortgagees . . . . . . . . . . . . . .   38
     Section 23.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     Section 23.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     Section 23.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 24     Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . .   41
     Section 24.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 25     Excavation and Shoring . . . . . . . . . . . . . . . . . .   41
     Section 25.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     Section 25.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 26     No Rent Abatement. . . . . . . . . . . . . . . . . . . . .   42
     Section 26.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE 27     Rights In The Event of Bankruptcy. . . . . . . . . . . . .   42
     Section 27.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     Section 27.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 27.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 27.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     Section 27.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE 28     Arbitration and Appraisal. . . . . . . . . . . . . . . . .   44
     Section 28.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     Section 28.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 28.03. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 28.04. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 28.05. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE 29     Estoppel Certificate . . . . . . . . . . . . . . . . . . .   45
     Section 29.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     Section 29.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46


ARTICLE 30     Recording. . . . . . . . . . . . . . . . . . . . . . . . .   46
     Section 30.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE 31     Waiver of Jury Trial And Counterclaims . . . . . . . . . .   46
     Section 31.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE 32     Definition of Certain Terms. . . . . . . . . . . . . . . .   47
     Section 32.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE 33     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Section 33.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE 34     Consent of Landlord. . . . . . . . . . . . . . . . . . . .   48
     Section 34.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Section 34.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE 35     Payments Under Protest . . . . . . . . . . . . . . . . . .   48
     Section 35.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE 36     Waiver of Bond . . . . . . . . . . . . . . . . . . . . . .   49
     Section 36.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 37     No Oral Modification . . . . . . . . . . . . . . . . . . .   49
     Section 37.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 38     Net Lease. . . . . . . . . . . . . . . . . . . . . . . . .   49
     Section 38.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE 39     Right of First Refusal . . . . . . . . . . . . . . . . . .   50
     Section 39.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

ARTICLE 40     Dedication of Strip Along Sovereign Avenue . . . . . . . .   51
     Section 40.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 41     Covenants To Bind And Benefit Respective Parties . . . . .   51
     Section 41.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 42     Captions And Table Of Contents . . . . . . . . . . . . . .   51
     Section 42.01. . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
     Section 42.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

EXHIBITS

Exhibit "A" -- Legal Description of the Demised Premises

Exhibit "B" -- Exceptions to the Grant of the Demised Premises

Exhibit "C" -- Legal Description of the Dedication Strip

                       Amended and Restated

                           Ground Lease

                             between

                     Bally's Park Place, Inc.
                          (as Landlord)

                               and

                           GNOC, Corp.
                           (as Tenant)


                       Dated May ____, 1996
AMENDED AND RESTATED GROUND LEASE